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                                                                    Exhibit 99.5



                     FORM OF MASTER AGREEMENT FOR PHARMACY,
                             PHARMACY CONSULTING AND
                          RELATED PRODUCTS AND SERVICES

         THIS MASTER AGREEMENT (the "Master Agreement") is entered into as of December 1, 2003, between Genesis HealthCare Corporation, a Pennsylvania corporation (together with its Affiliates, "GHC") and NeighborCare Pharmacy Services, Inc. d/b/a NeighborCare, a Delaware corporation (together with its Affiliates, "NeighborCare").

                                   BACKGROUND

                  1. GHC owns and leases long term care facilities (each, a "Facility" and collectively, the "Facilities"). For purposes of this Master Agreement, "Affiliate" shall mean all entities that control, are controlled by, or are under common control with, such party, provided that "Affiliate" shall not include any entity in which GHC must obtain the consent of one or more minority shareholders, members, partners or the like, pursuant to the entity's organizational or governing documents, to bind any facility owned or leased by such entity to this Agreement.

                  2. GHC is in need of licensed professionals and other personnel to provide certain products and services to the Facilities and to residents of the Facilities.

                  3. NeighborCare has the expertise and experience to provide such products and services to residents of long term care facilities.

                  4. GHC desires to purchase said services from NeighborCare and NeighborCare desires to furnish said products and services to GHC on the terms set forth herein.

                                      TERMS

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Duties and Responsibilities of NeighborCare and GHC.

                  1.1 NeighborCare agrees to provide to each of the Facilities all of the needed prescription and non-prescription medications, whether oral, IV, topical or other; pharmacy consulting services; Medicare Part B supplies and services; Medicare Part B claim filing services; certain Enteral Products and DME (as defined below); distribution services relating to Enteral Products and DME; and related services (collectively, the "Services") as required by applicable law and as reasonably requested by each Facility.

                  1.2 NeighborCare shall provide the Services pursuant to a separate agreement (each, a "Service Agreement") for each Facility, which shall be substantially identical to the form of Service Agreement attached hereto as Exhibit "A," as adjusted for the particular Services to be provided to such Facility, the appropriate parties, and such other matters as the parties may, in their sole discretion, agree. GHC and NeighborCare shall cause their appropriate subsidiaries to execute Service Agreements for all Facilities on Exhibit "A" as of the date hereof. In the event of a conflict between this Master Agreement and a Service Agreement, the Master Agreement shall control.


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                  1.3 NeighborCare agrees to provide the Services in accordance with professional standards, policies and procedures of GHC and each Facility (with which NeighborCare has been provided, in writing), and all laws, rules and regulations that apply or relate to the performance of the Services.

                  1.4 GHC agrees to use its best efforts to support the provision of Services by NeighborCare at all times and at all Facilities receiving such Services.

                  1.5 GHC agrees to use its best efforts to cause any health care facility managed by or otherwise affiliated with GHC, including but not limited to a joint venture of which GHC is a part, but which does not meet the definition of Affiliate (a "Third Party Operator"), to utilize NeighborCare as its exclusive provider of Services, upon terms to be negotiated among NeighborCare, GHC and such Third Party Operator.

                  1.6 NeighborCare shall provide Medicare Part B supplies and services and Medicare Part B claim filing services, upon terms described in the Service Agreement.

                  1.7 GHC and NeighborCare agree to negotiate in good faith to enter into arrangements whereby: (a) GHC shall contract directly with certain manufacturers of enteral products ("Enteral Products"), durable medical equipment (specifically excluding oxygen concentrators and specialty beds, "DME") and other non-pharmaceutical products historically purchased by GHC (or its predecessor) from NeighborCare ("Other Products") to receive "end user pricing;" and (b) NeighborCare shall distribute the Enteral Products and DME to GHC Facilities for a fee priced at the fair market value of such distribution services. Until such time as those arrangements are completed, GHC shall purchase all of the needed Enteral Products, DME and Other Products from NeighborCare upon the terms described in the Service Agreement.

                  1.8 NeighborCare shall provide the following additional services:

                  1.8.1 Utilization Management. NeighborCare agrees to participate with GHC in a joint committee to review drug utilization at the Facilities; to establish a formulary; to provide such reports as GHC may reasonably request relating to utilization; and to review the role of the consultant pharmacist. GHC agrees to use its best efforts to comply with the agreed-upon formulary.

                  1.8.2 Dedicated NeighborCare Relationship Representative. NeighborCare shall designate one of its full-time employees, who is reasonably acceptable to GHC, to implement the terms of this Master Agreement and the Service Agreements, as well as address any concerns and resolve any issues which may be raised by GHC from time to time which relate in any manner to this Master Agreement or the Service Agreements.


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                       1.8.3  Credit Issuance Reports.  NeighborCare shall
provide to GHC, as reasonably requested by GHC, a report comparing products which GHC has returned to NeighborCare; to credits issued by NeighborCare for such returned products, and an explanation of the reasons why returned products did not entitle GHC to a credit.

         2. Fees; Billing.

                  2.1 Pricing and manner of billing for all products and services shall be as described in the Service Agreement; provided, however, that NeighborCare shall have the right to adjust prices which are not determined by formula, not more often than once per contract year (i.e. between anniversary dates of this Agreement, a "Contract Year"), to account for increases in its costs in providing such Services (including inflation).

                  2.2 Payment Terms.

                  2.2.1 GHC will pay for any Services obtained for its own account, or for any Services for which any Facility is responsible for payment, within 30 days of receipt of an invoice from NeighborCare. NeighborCare reserves the right to provide Services on a C.O.D. basis if GHC fails to keep payments current in accordance with this section 2.2.1.

                  2.2.2 The parties acknowledge that NeighborCare will invoice by Facility, but GHC will aggregate all Facilities' invoices and pay all such invoices collectively to NeighborCare to such place and by such method as reasonably directed by NeighborCare. GHC and NeighborCare shall agree on a single billing date to be used at all Facilities and shall implement such single billing date no later than three months following the date of this Master Agreement. NeighborCare and GHC agree to work together in good faith to develop electronic billing within six months of the date of this Master Agreement.

                  2.2.3 Any invoice not fully paid within 30 days of receipt of an invoice from NeighborCare will accrue interest at the rate of 1.5% per month, provided that, in no event will interest be charged in excess of the amount permitted by applicable law. GHC agrees to reimburse NeighborCare for any and all costs incurred to collect payment from GHC or any Facility, including, without limitation, reasonable attorneys' fees.

                  2.2.4 GHC shall be entitled to a 1% discount if it pays NeighborCare in full within 20 days of receipt of an invoice from NeighborCare; provided, however, that the 1% discount shall not be available in any state where the resulting amount being paid by GHC would be lower than the amount paid by Medicaid.

                  2.3 If a resident's coverage is "pending" under the applicable state Medical Assistance Program ("MAP"), GHC agrees to pay for any Services supplied to such residents upon, and NeighborCare agrees to hold all billings to GHC regarding such residents until, the earliest of: (a) denial of MAP coverage by MAP; (b) the expiration of the state Retroactive Approval Period, with respect to Services provided prior to such period; and (c) 90 days.


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                  2.4 With respect to residents receiving Services pursuant to this Agreement who are not covered under MAP or private insurers who have authorized NeighborCare to be a participating provider for such Services ("Private Pay Residents"), NeighborCare will bill Private Pay Residents directly.

                  2.5 Pricing Reductions.


                       2.5.1 GHC shall be eligible for a pricing reduction for pharmacy products and services as described on Schedule "A" to the Service Agreement (the "Pricing Reduction") if and so long as the aggregate number of SNF beds served by NeighborCare at the Facilities pursuant to this Agreement, taking into account all additions and deletions of beds for any reason, increases over 18,882 (the "Baseline Beds"), as follows:

--------------------------------------- ----------------------------------------
Additional SNF Beds Over Baseline Beds       Pricing Reduction (Aggregate)
--------------------------------------       -----------------------------
--------------------------------------- ----------------------------------------
  More than 2,499 but less than 5,000                    2.6%
--------------------------------------- ----------------------------------------
  More than 4.999 but less than 7,000                    5.1%
--------------------------------------- ----------------------------------------
             7,000 or more                               7.2%
--------------------------------------- ----------------------------------------


                       2.5.2 NeighborCare shall provide to GHC a revised pricing table (as described on Schedule "A" of the Service Agreement) reflecting the Pricing Reduction as soon as reasonably practicable after GHC becomes entitled to the Pricing Reduction. NeighborCare may adjust prices of individual items such that the adjustment for any such item is more or less than the applicable Pricing Reduction, provided that the aggregate adjustment effectuates the Pricing Reduction.


                       2.6 Five Year Anniversary Pricing Adjustment. At least 180 days prior to the fifth anniversary date of this Master Agreement, GHC and NeighborCare shall negotiate in good faith to modify the pricing under this Master Agreement and all Service Agreements (the "Five Year Price Adjustment") to reflect the median pricing provided by NeighborCare to NeighborCare's 10 largest customers other than GHC (as determined by number of SNF beds); provided, however, that if GHC is not one of NeighborCare's 10 largest customers as of the negotiation commencement date, the pricing shall reflect the median pricing of the largest number of NeighborCare customers which is a multiple of 5 and which includes GHC (by way of example only, if GHC is NeighborCare's 11th, 12th, 13th, 14th or 15th largest customer, the pricing would reflect the median pricing provided by NeighborCare to NeighborCare's 15 largest customers). The Five Year Price Adjustment shall take effect on the fifth anniversary date of this Master Agreement and remain in effect for the remainder of the Initial Term. As part of such negotiations, the parties shall in good faith negotiate the appropriate charge to add, if any, for the Utilization Management services described in section 1.8.1 hereof. If the parties have not reached agreement on the Five Year Price Adjustment by the date which is 90 days prior to the fifth anniversary date of this Master Agreement, either party may submit the matter to dispute resolution pursuant to section 24 hereof.


         3. Term and Termination.

                  3.1 The term of this Master Agreement shall commence on December 1, 2003, and shall continue in full force and effect for a period of ten (10) years, through November 30, 2013 (the "Initial Term"). Subsequent to the Initial Term, subject to section 3.2 hereof, this Agreement shall automatically renew for one additional five year term, i.e. through November 30, 2018 (the "Renewal Term").


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                  3.2 With respect to the Renewal Term only, if GHC obtains a written, bona fide offer which GHC desires to accept from a qualified provider of Services to provide substantially similar Services at no less than 85% of the Facilities then served by NeighborCare for the Renewal Term at rates which are, in the aggregate, more favorable to GHC than the rates then in effect pursuant to this Agreement (the "Competing Offer"), GHC shall promptly notify NeighborCare in writing of all of the terms of the Competing Offer and offer NeighborCare the right to match such offer. GHC shall provide such notice, if any, not less than one hundred eighty (180) days prior to the expiration of the Initial Term. GHC shall provide NeighborCare with any information promptly and reasonably requested by NeighborCare which NeighborCare deems necessary to evaluate the Competing Offer. If NeighborCare does not notify GHC in writing that it will match the Competing Offer within ninety (90) days from the later of receipt of such written notice from GHC or receipt from GHC of the information requested by NeighborCare pursuant to the preceding sentence, GHC may terminate this Agreement as of the expiration of the Initial Term, in order to accept the Competing Offer. In such case, in the event that the Competing Offer does not remain in effect for the entire length of the Renewal Term, GHC shall provide to NeighborCare, for the remainder of the Renewal Term, a right to match any future proposals to provide Services to the Facilities upon terms substantially similar to the right to match described in this section 3.2.

                  3.3 In the event this Master Agreement terminates for any reason whatsoever, each and every Service Agreement shall automatically terminate on the same date.

                  3.4 If GHC or NeighborCare shall commit a material breach of a material provision of this Master Agreement, and such material breach shall continue for a period of thirty (30) days after written notice by the non-defaulting party to the other specifying the material breach in question and requesting that the material breach be cured, then this Agreement shall terminate, at the option of the non-defaulting party, on thirty (30) days further written notice to the other party, provided, however, that if the defaulting party has commenced cure within such thirty (30) day period, and diligently pursues such cure after the thirty (30) day period, then the right to give such thirty (30) day notice of termination shall be suspended for the time necessary to effect such cure (the "Additional Cure Period"), provided, further, that the Additional Cure Period shall not be available with respect to monetary defaults by GHC.

                  3.5 The parties agree that a material breach which affects only one Facility or any individual Service Agreement shall not be considered a breach of this Master Agreement; such breach shall be governed by section 3.7 hereof.

                  3.6 Termination of this Master Agreement shall not affect the rights and obligations of the parties arising out of any Services performed prior to the effective date of such termination.

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                       3.7 If GHC or NeighborCare reasonably determines that
there is a material breach of a material provision of this Agreement which affects only one Facility or of an individual Service Agreement, and such material breach continues for a period of thirty (30) days after written notice by the non-defaulting party specifying the material breach in question and requesting that the material breach be cured, then the individual Service Agreement with respect to such Facility only (a "Terminating Facility") will terminate, at the option of the non-defaulting party, upon thirty (30) days further written notice to the other party; provided, however, that if the defaulting party has commenced cure within such thirty (30) day period, and diligently pursues such cure after the thirty (30) day period, then the right to give such thirty (30) day notice of termination shall be suspended for the Additional Cure Period, provided, further, that the Additional Cure Period shall not be available with respect to monetary defaults by GHC. If GHC terminates an individual Service Agreement pursuant to this provision, the Option to Service Other Facilities, as described herein, shall not apply to the Terminating Facility.

                  3.8 Dispositions by GHC.

                       3.8.1 Any sale, lease, assignment, delegation or transfer of all or any portion of GHC's or any Facility's management, operations, facilities, assets or business to any other person, corporation or entity, including any management company, will not constitute grounds for the termination or modification of this Agreement or any Service Agreement by GHC or any Facility, except as specifically provided in this section 3.8.

                       3.8.2 GHC may terminate this Agreement (a "Disposition Termination") with respect to a Facility, and the corresponding Service Agreement, upon 90 days prior written notice to NeighborCare, in connection with
(i) a sale, divestiture or other disposition (including lease termination or expiration) of the Facility to a third party which is not then an Affiliate of GHC; or (ii) the closure of cessation of operations of the Facility, provided, however that GHC has first used its best efforts to persuade the buyer or successor operator of such Facility, if any, to assume the applicable Service Agreement, subject to the limitations in the following sentence. Anything to the contrary in this Agreement notwithstanding, the Disposition Termination right described in this section 3.8.2 shall be limited to a maximum of five (5) Facilities in the first Contract Year, an aggregate of 10 Facilities through the second Contract Year, an aggregate of 20 Facilities through the third Contract Year, and a maximum of 30 Facilities over the Initial Term. Section 3.8.1 and section 5 of this Agreement shall apply beyond such limits.

                       3.8.3 The assignment of a Service Agreement by GHC may be permitted by section 14 (Assignment), and if GHC validly assigns a Service Agreement in accordance with section 14, such assignment shall not be considered a Disposition Termination.

         4. Option to Service Other Facilities.

                  4.1 GHC agrees to promptly (in advance if possible, but no later than thirty (30) days following consummation of the change) notify NeighborCare of any actual or proposed additions to the list of Facilities it operates. The initial list of Facilities is attached as Exhibit "B."


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                  4.2 NeighborCare shall have the option, during the term of this Agreement or any renewal thereof, to provide Services to any Facility operated by GHC to which NeighborCare is not then currently providing Services and to which NeighborCare is capable of providing Services. NeighborCare, at its discretion, may notify GHC in writing: (a) that it has or will have the capability to provide Services to a Facility; and (b) the date upon which NeighborCare desires to commence providing Services to such Facility, which shall not be earlier than sixty (60) days after such notice. GHC agrees that, at the expiration of the agreement for Services then in effect at such Facility, or at such time as the Facility can terminate the existing agreement for Services with no penalty or liability, such Facility shall enter into a Service Agreement with NeighborCare.

                  4.3 In connection with any Facility proposed to be added to the Facilities operated by GHC (i.e. through acquisition, lease or start-up), to which NeighborCare does not provide Services, GHC shall use reasonable commercial efforts to avoid entering into, assuming, renewing or extending terms of an agreement for Services such that GHC would be unable to accommodate an exercise by NeighborCare of its Option to Service such Facility, and specifically GHC shall not directly enter into any agreement for Services for an initial term of longer than one (1) year and following such initial term, which does not provide GHC with the right to terminate such agreement, without cause, at any time, in ninety (90) days or less.


         5. Liquidated Damages. If this Agreement or any Service Agreement is terminated by NeighborCare due to a material breach by GHC, or by GHC other than in accordance with its terms, prior to the expiration of its term, or if GHC fails to comply with section 4 with respect to facilities which become Facilities, then NeighborCare will be entitled to recover immediately from GHC as liquidated damages, and not as a penalty, an amount equal to $12,000 per Facility (or all of them) multiplied by the remaining number of months in the term (or fraction thereof). Both parties acknowledge and agree that the damages which NeighborCare would suffer upon the termination of this Agreement or a Service Agreement would be difficult to calculate, and that the liquidated damages set forth herein represent the parties' reasonable estimate of the actual damages that would be incurred by NeighborCare in the event of any such termination. The liquidated damages payable under this subparagraph shall be in addition to amounts payable under this Agreement or any Service Agreement for goods sold, services rendered and other claims and charges attributable to the period prior to the effective date of the termination.


         6. Independent Contractor. In performing the Services hereunder, the parties acknowledge and agree that NeighborCare is acting as an independent contractor and not as the agent, partner or employee of GHC. This Agreement shall not create a joint venture, partnership or other joint business relationship. As an independent contractor, NeighborCare is not exclusively limited to performing services for GHC and is entitled to provide services for parties other than GHC.

         7. Insurance. At all times during the term of this Master Agreement, GHC and NeighborCare agree to maintain in full force and effect professional and general liability insurance in amounts that are customary in their respective industries.


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         8. Indemnification.

                  8.1 GHC shall indemnify and hold harmless NeighborCare from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of GHC in connection with this Master Agreement.

                  8.2 NeighborCare shall indemnify and hold harmless GHC from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of NeighborCare in connection with this Master Agreement.

                  8.3 The provisions of Sections 8.1 and 8.2 shall survive termination of this Master Agreement.

         9. Proprietary Items. It is expressly understood that the systems (electronic or manual), methods, procedures and written materials (not including all or any portion of information which (i) becomes generally available to the public other than as a result of a disclosure by the recipient, or (ii) was or becomes rightfully available to the recipient on a non-confidential basis from a source other than the owner; provided, that such source is not prohibited from disclosing such information to the recipient by a contractual, legal or fiduciary obligation to owner, collectively, "Confidential Information") employed by either GHC or NeighborCare are proprietary in nature and shall remain the property of GHC or NeighborCare, as the case may be. GHC and NeighborCare agree not to utilize, distribute, copy, disclose to any third party or otherwise employ or acquire Confidential Information of the other party, unless prior written approval is obtained from the party owning the information, except in the performance of such party's obligations under this Master Agreement or otherwise required by law. This provision shall survive termination of this Master Agreement.

         10. Non-Competition and Non-Solicitation. Through the later of: (a) November 30, 2015 or (b) a period of two (2) years following the termination of this Master Agreement for any reason whatsoever, or any such lesser period of time that might be imposed by a court of competent jurisdiction to comply with applicable, maximum legal time periods for the restraint of trade, except with NeighborCare's prior written consent: GHC shall not, and shall cause its present and future parents, subsidiaries, Affiliates, officers, directors, successors, assigns, transferees and nominees to not, directly or indirectly, in any capacity, at any location within a state where NeighborCare then does business:

                       10.1 communicate with or solicit any Person who is or during such period becomes a customer, prospective customer, acquisition target, employee, salesman, agent or representative of, or a consultant to, NeighborCare, in any manner that interferes with such Person's relationship with NeighborCare in relation to the Restricted Business (as defined below), or in an effort to obtain any such Person as a customer, acquisition target, employee, salesman, agent or representative of, or a consultant to, any other Person that conducts a business that is competitive with the Restricted Business;


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                       10.2   market or sell, in any manner other than in
furtherance of the business and interests of NeighborCare, any service that is competitive with any service of the Restricted Business; or

                       10.3 establish, own, manage, operate, join, finance, control or be connected with, or participate in the establishment, ownership, management, operation, financing or control of, or be an agent or representative of, or be a consultant to, any Person that conducts or is engaged in a business that is competitive with the Restricted Business.

                       10.4 "Restricted Business" means the business of providing prescription and non-prescription medications, whether oral, IV, topical or other, pharmacy consulting services, Medicare Part B supplies and services, Medicare Part B claim filing services, durable and disposable medical supplies and equipment, and related services to long term care facilities and the patients and/or residents thereof. "Person" means any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         11. Exclusivity. NeighborCare will be the sole and exclusive provider of Services to the residents at the Facilities for which NeighborCare has exercised its option to service during the term of this Master Agreement, except in cases where an individual resident (either directly or by election of the resident's responsible party or third party payor) has chosen to purchase particular Services from another provider, unless otherwise required by law or permitted by this Agreement, or as required by a third party payor with respect to residents of a Facility covered by such payor (after Facility has used its best efforts to cause such provider to utilize NeighborCare). Notwithstanding the foregoing, NeighborCare may notify GHC that it is unable to provide certain Services to a Facility or Facilities, in which case GHC or the Facility, as the case may be, for so long as NeighborCare cannot provide such Services, may obtain the Services from an alternative provider.

         12. Notices. Any notice, request, demand, consent, approval or other communication required or permitted under this Master Agreement shall be in writing and shall be deemed to have been given (i) upon actual delivery, if delivery is by hand, or (ii) upon receipt if delivery is by telecopier, or (iii) the first business day following delivery to any nationally recognized overnight delivery service, or (iv) five (5) days after it is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested. Each such notice shall be sent to the respective parties at the addresses indicated below:

If to NeighborCare:    NeighborCare
                       7 East Lee Street
                       Baltimore, Maryland 21202
                       Attention: Law Department


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If to GHC:             Genesis HealthCare Corporation
                       101 East State Street
                       Kennett Square, PA  19348
                       Attention: Law Department

         Any party may change its address for purposes of the Section by giving the other parties ten (10) days prior written notice in accordance with this section.

         13. Access to Books and Records. Pursuant to Section 1395X(v)(1)(I) of Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after the termination of this Master Agreement, NeighborCare shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services, the Comptroller General of the United States General Accounting Office, or the applicable state agencies or departments, or any of their duly authorized representatives a copy of this Master Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by NeighborCare under this Master Agreement. NeighborCare further agrees that in the event it carries out any of its duties under this Master Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more over a 12 month period, such subcontract shall contain a clause identical to that contained in the first sentence of this Section.

         14. Assignment; Binding Effect; Subcontracting.

                  14.1 Neither NeighborCare nor GHC may assign this Agreement to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, NeighborCare may assign this Agreement upon prior written notice to GHC but without GHC's consent if the proposed assignee is a "Qualified Provider," defined as a provider which provides service and/or quality levels at least comparable to those currently provided by NeighborCare.

                  14.2 Neither NeighborCare nor GHC may assign any Service Agreement to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that: (a) NeighborCare or GHC may assign this Master Agreement or any Service Agreement to an Affiliate of NeighborCare or GHC, as the case may be; (b) NeighborCare may assign any Service Agreement to a joint venture of which NeighborCare is a part; without the consent of, but upon prior written notice to, GHC; and (c) NeighborCare may assign any Service Agreement upon prior written notice to GHC but without GHC's consent if the proposed assignee is a Qualified Provider.

                  4.3 NeighborCare may not subcontract any of its duties or obligations under this Agreement or any Service Agreement without the prior written consent of GHC, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that NeighborCare may subcontract with an Affiliate of NeighborCare, a joint venture of which NeighborCare is a part, or a Qualified Provider, without the consent of, but upon prior written notice to, GHC.

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                  14.4 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         15. Amendments and Waivers. This Agreement may be amended, modified or varied only by agreement in writing, duly executed by the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. The waiver of any breach of any term or condition of this Master Agreement shall not be deemed to constitute the continuing waiver of the same or any other term or condition.

         16. Governing Law. This Agreement will be deemed to have been made in and its validity and interpretation shall be governed by and construed under the laws of the State of Maryland, without regard to the conflict-of-law rules of Maryland or any other state.

         17. Jurisdiction. Any and all disputes arising under or related to the Agreement shall be subject exclusively to the jurisdiction of the appropriate state or federal court in the State of Maryland, Baltimore City.

         18. Headings. The captions herein have been inserted solely for convenience of reference and shall not constitute a part of this Master Agreement, nor shall they affect the meaning, construction or effect of this Master Agreement.

         19. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter of this Master Agreement and supersedes all prior understandings, agreements or arrangements between them, including directly between a Facility and NeighborCare with respect to the subject matter of this Master Agreement.

         20. Severability. If any provision of this Master Agreement or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Master Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

         21. Counterparts. This Agreement may be executed in two or more counterparts each of which will be deemed an original, but together will constitute one and the same instrument.

         22. Program Representations. GHC and NeighborCare hereby represent, warrant and covenant to each other that as of the date of this Agreement, and for the entire term and any renewal hereof, with respect to any federal health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(f)) or any State health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(h)) (collectively, the "Programs"):

neither (a) the representing party; (b) any individual with a direct or indirect ownership or control interest of five percent (5%) or more of the representing party; nor (c) any director, officer, agent or employee of the representing party; has ever been debarred, suspended or excluded from any Program. Each party covenants to immediately notify the other in writing if this representation is no longer true.

         23. Change in Law / Terminology.

                  23.1 Notwithstanding anything to the contrary contained in this Master Agreement, in the event that any applicable law or regulation, or any interpretation thereof, at any time, is modified, implemented or determined to prohibit or restrict in any way the terms of this Master Agreement, then NeighborCare and GHC agree to negotiate in good faith to amend this Master Agreement and each Service Agreement in a manner consistent with such change and the intent of the parties. If the parties cannot agree on appropriate amendments to this Master Agreement in accordance with this Section 23, the parties agree to submit the matter to dispute resolution in accordance with Section 24 hereof.

                  23.2 If "average wholesale price," or other descriptors of pricing in this Agreement or any Service Agreement are no longer reasonably commercially available to be utilized to determine pharmacy pricing, the parties shall promptly re-negotiate the specific pricing applicable to the Services, to a substantially equivalent amount.

                  23.3 If the parties cannot agree on appropriate amendments to this Master Agreement in accordance with this Section 23, the parties agree to submit the matter to dispute resolution in accordance with Section 24 hereof.

         24. Dispute Resolution and Arbitration

                  24.1. Agreement to Arbitrate. The procedures set forth in this
Section 24 shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the commercial or economic relationship of the parties relating hereto or thereto. Each party agrees that the procedures set forth in this Section 24 shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action (as defined below) in or before any Governmental Authority (as defined below), except as expressly provided in Section 24.11(c) and except to the extent provided under the Arbitration Act (as defined below) in the case of judicial review of arbitration results or awards. Each party irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 24.1. For the purposes of this Section 24, "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal; "Governmental Authority" means any U.S. federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority; and "Arbitration Act" means the United States Arbitration Act, 9 U.S.C. Sections 1-14, as the same may be amended from time to time.

                  24.2. Efforts to Resolve Disputes; Mediation. It is the intent of the parties to use all reasonable efforts to negotiate and resolve expeditiously any dispute, controversy or claim between or among them that may arise from time to time on a mutually acceptable negotiated basis. The parties may, by mutual consent, retain a mediator to aid in any attempt to informally negotiate resolution of any dispute, although any opinion expressed by a mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. Costs of mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 24.3.

                  24.3. Demand for Arbitration. At any time before the Applicable Deadline (as defined below), any party involved in the dispute, controversy or claim may make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration. Any Arbitration Demand Notice must be asserted within one year after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, such dispute, controversy or claim will be barred. Subject to Sections 24.11(c), upon delivery of an Arbitration Demand Notice prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by an Arbitration Panel in accordance with the rules set forth in this Section 24.

                  24.4. Arbitration Panel. When an Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim shall attempt to select a sole arbitrator satisfactory to all such parties. In the event the parties are not able jointly to select a sole arbitrator, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. In the event that a sole arbitrator is not selected, the two chosen arbitrators, within 30 days after the appointment of the later of them to be appointed, will in turn choose a third arbitrator, and the three arbitrators thus chosen will constitute the arbitration panel.

                  24.5. Commencement and Place of Arbitration. The sole arbitrator or arbitration panel (as applicable, the "Arbitration Panel") will meet within 30 days of the last appointment to commence the arbitration, which period may be extended upon the agreement of the arbitrators. The Arbitration Panel will set a time for the hearing of the matter which will commence no later than 90 days after the date of the last appointment. The place of any arbitration hereunder will be as agreed upon by the parties, or, if the parties are unable to agree, as set by the Arbitration Panel.

                  24.6. Arbitration Hearings. The matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the Arbitration Panel deems it to be appropriate for a fair resolution of the dispute, live cross-examination or direct examination may be permitted. The Arbitration Panel shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitration hearing will be no longer than 30 full hearing days, unless in the judgment of the Arbitration Panel the matter is complex and sophisticated and thereby requires a longer time. The Arbitration Panel may set time and other limits on the presentation of each party's case, its memoranda or other submissions, and may refuse to receive any proffered evidence, which the Arbitration Panel find to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then prevailing (except that the arbitration will not be conducted under the auspices of the CPR and the fee schedule of the CPR will not apply). To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

                  24.7. Arbitration Decision. The final decision of the Arbitration Panel will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing. The decision of the Arbitration Panel will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum.

                  24.8. Discovery and Related Matters. Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents. Any such discovery shall be conducted expeditiously, and it is intended that discovery shall be limited as compared to the provisions of the Federal Rules of Civil Procedure. Depositions shall not occur except by consent of the parties or by order of the Arbitration Panel. Disputes concerning the document production or other discovery will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the Arbitration Panel for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the Arbitration Panel will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by Applicable Law (as defined below)). Subject to the foregoing, the Arbitration Panel shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim. For the purposes of this Section 24, "Applicable Law" means any applicable federal, state, or local law, statute, common law, ordinance, directive, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, authorization, approval, consent, license, permit or requirement of, or agreement with, any Governmental Authority.

                  24.9. Arbitration Panel's Authority. The Arbitration Panel shall have full power and authority to determine issues of arbitrability and to interpret or construe the applicable provisions of this Agreement and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the Arbitration Panel shall not have any right or authority (i) in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) to modify the terms of this Agreement. It is the intention of the parties that in rendering a decision the Arbitration Panel give effect to the applicable provisions of this Agreement and follow Applicable Law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

                  24.10. Confidentiality. Except as required by Applicable Law, the parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense asserted by any third party. Except as required by Applicable Law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of the arbitration or any mediation in confidence in accordance with the provisions of this Agreement, and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

                  24.11. Certain Additional Matters. (a) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

                         (b) Arbitration costs will be borne equally by each
party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

                         (c) Prior to the time at which the Arbitration Panel
are appointed, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the Arbitration Panel may dissolve, continue or modify any such order.

                         (d) In the event that at any time any member of the
Arbitration Panel shall fail to serve as an arbitrator for any reason, the appropriate party or the two party-selected arbitrators, as the case may be, shall select a new arbitrator, in accordance with the procedures set forth in
Section 24.4. The extent, if any, to which testimony previously given shall be repeated or may be relied upon based on the stenographic record (if there is one), shall be determined by the replacement arbitrator.

                  24.12. Continuity of Performance and Remaining Obligations. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 24 with respect to all matters not subject to such dispute, controversy or claim.

                  24.13. Law Governing Arbitration Procedures. The interpretation of the provisions of this Section 24, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in
Section 16 (Governing Law).

         25. HIPAA.

                  25.1 Privacy Rule Compliance. NeighborCare, to the extent it is deemed a "Business Associate" of GHC or any Facility under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), agrees to comply with all applicable provisions of HIPAA, including the privacy provisions, as such are implemented and revised from time to time. NeighborCare further agrees that it will: (i) not use or disclose Protected Health Information ("PHI") obtained or accessible by it as a result of its performance under the Agreement other than as permitted or required by this Agreement or by law; (ii) use appropriate safeguards to prevent use of disclosure of such PHI except as permitted by the Agreement; (iii) mitigate, to the extent practicable, any harmful effect known to NeighborCare of a use or disclosure of PHI by NeighborCare in violation of the requirements of this Agreement; (iv) report to GHC as the "Covered Entity" under HIPAA any use or disclosure of PHI not provided for in the Agreement of which it becomes aware; (v) ensure that any agents, including subcontractors, to whom it provides PHI, or who have access to PHI, agree to the same restrictions and conditions that apply to Business Associate with respect to such PHI; (vi) make available PHI to the individual who has a right of access under State and/or Federal law or regulation; (vii) make available PHI for amendment and incorporate any amendments to PHI; (viii) make available the information required to provide an accounting of disclosures; and (ix) make its internal practices, books and records relating to the use and disclosure of PHI received or obtained from GHC, or created or received by NeighborCare available to the Secretary of the Department of Health and Human Services for determining NeighborCare's compliance with Federal regulations.

                  25.2 Transaction and Security Regulations Compliance. To the extent the Agreement involves the exchange of information using Electronic Media in a transaction, GHC and NeighborCare agree to comply with the requirements contained in 45 CFR Part 1, Section 162.915, as amended from time to time. Upon the effective date and for so long as PHI is transmitted between the parties using Electronic Media, NeighborCare shall protect the integrity, privacy and availability of such PHI by implementing appropriate and commercially reasonable administrative procedures, physical safeguards, technical security services and technical security mechanisms with respect to NeighborCare's facilities, software and systems, all as required by, and more specifically set forth in, the Federal Transaction Regulations and the Federal Security Regulations.

                  25.3 HIPAA Termination Right. In the event that NeighborCare materially breaches any of the provisions of this section 25, or declines to implement any changes that are required or reasonably requested to ensure material compliance with HIPAA and related laws and regulations, GHC may terminate the Agreement upon written notice to NeighborCare in accordance with the notice and cure provisions of section 3.4 or 3.7 above, as appropriate.

                  25.4 Effect of Termination. Upon termination of the Agreement for any reason, NeighborCare, if feasible, will return or destroy all PHI received from, or created or received by NeighborCare on behalf of GHC that NeighborCare still maintains in any form and retain no copies of such information or, if such return or destruction is not feasible, shall notify GHC of the condition that makes the return or destruction of PHI not feasible and shall extend the protections of this Agreement to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible for so long as NeighborCare maintains such PHI. The provisions of this provision shall survive the expiration or termination of the Agreement.

         26. Pharmacy Audits.

                  (i) Right to Audit; Obligation to Cooperate and Assist. NeighborCare shall permit GHC to audit from time to time, through a third-party accounting firm or other qualified party selected by GHC ("Auditor") at GHC's cost (except as otherwise provided herein), during reasonable business hours, the records of NeighborCare with respect to the rates charged by NeighborCare for products and services provided to GHC (each "an Audit"); provided that GHC may not audit the records of NeighborCare more than once during any period of one hundred eighty (180) days or later than one (1) year after the termination or expiration of this Agreement; and provided, further, that GHC shall give NeighborCare not less than ten (10) days written notice of its intention to commence such an audit. NeighborCare shall cooperate fully with and use its best efforts to facilitate each Audit, including without limitation by explaining to the Auditors the operation of such entities' computerized pricing systems and assisting them in accessing the information they request, through appropriately qualified managerial and supervisory personnel.

                  (ii) Audit Adjustments; Arbitration of Disputes. In the event that GHC believes, as the result of any Audit or otherwise, that NeighborCare has charged GHC prices which are higher than those specified in this Agreement, then GHC may notify NeighborCare of such fact and the parties shall meet and review the information which GHC believes indicates the same. If the parties agree that the prices charged exceeded those which are called for by this Agreement, then NeighborCare shall (i) within five (5) business days thereafter, correct its pricing, (ii) refund the amount of any overcharges, plus interest on such overcharges at the rate of 1% per month from the date GHC paid such amount to the date such refund is actually received by GHC (or, as applicable, credit outstanding accounts receivable retroactive to the date of the original charge), and (iii) if such overcharges represent five percent (5%) or more of the total charges to GHC, reimburse GHC for all reasonable costs and fees of the Auditor in conducting such Audit. In the event that the parties are unable to agree upon whether there were any overcharges or the amount(s) of same, either party may submit such dispute to arbitration under the terms described in section 24 hereof. Within five (5) days after any Arbitration decision determining that overcharges did occur, NeighborCare shall within five (5) business days thereafter (i) correct their pricing, (ii) refund to GHC the amount of any overcharges, plus interest on such overcharges at the rate of 1% per month from the date GHC paid such amount to the date such refund is actually received by GHC (or, as applicable, credit outstanding accounts receivable retroactive to the date of the original charge), and (iii) if such overcharges represent five percent (5%) or more of the total charges to GHC, reimburse GHC for all reasonable costs and fees of the Auditor in conducting such Audit.

                  (iii) Confidentiality. Information obtained in any Audit shall be deemed Confidential Information of NeighborCare, and shall be held in confidence by GHC in accordance with Section 9 above. The Auditor shall be required to execute a confidentiality agreement containing customary terms and conditions for the benefit of NeighborCare and GHC. In connection with the Five Year Price Adjustment, GHC shall not be entitled to learn the identity of or other details relating to NeighborCare's 10 largest customers, but that information will be provided to the Auditor, if any.

         27. Wisconsin Facilities. GHC operates, directly or indirectly, 2 facilities in the state of Wisconsin, described in an addendum to Exhibit "B" hereof (the "Wisconsin Facilities"). The parties acknowledge that: (a) the SNF beds at the Wisconsin Facilities (the "Wisconsin Beds") are not included in the bed count in section 2.5.1 above; (b) the Wisconsin Beds shall not be included in the calculation of the Pricing Reduction as described in section 2.5 hereof;
(c) the termination of the Service Agreements at the Wisconsin Facilities shall not count toward the limitation on dispositions described in section 3.9 hereof, and the liquidated damages described in section 5 hereof shall not apply, except to the extent that: (i) the Wisconsin Facilities are sold and the buyer does not enter into at least 5 year contracts with NeighborCare at comparable pricing; or
(ii) GHC terminates the Service Agreements at the Wisconsin Facilities and engages a replacement provider of Services.

                            SIGNATURES ON NEXT PAGE

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Master Agreement as of the day and year first written above.

NeighborCare Pharmacy Services, Inc.

By:   /s/ John Arlotta
      ----------------------------------
      Name: John Arlotta
      Title: Chairman and Chief Executive Officer

Genesis HealthCare Corporation:

By:   /s/ George V. Hager, Jr.
      ----------------------------------
      Name: George V. Hager, Jr.
      Title: Chief Executive Officer

                                   EXHIBIT "A"

                                 [LOGO OMITTED]

                       FORM OF PHARMACY SERVICES AGREEMENT

         This PHARMACY SERVICES AGREEMENT ("Agreement") is made and entered into as of the __day of ________, ____, by and between ____________________, d/b/a
NeighborCare ("NeighborCare"), and _______________, d/b/a
__________________________, solely in connection with the Facility located at
__________________ ("Facility").

                                   BACKGROUND

                  A. NeighborCare is qualified, licensed and capable of providing various products and services to skilled nursing and other health care facilities and their residents, including prescription and non-prescription medications, whether oral, IV, topical or other; pharmacy consulting services; Medicare Part B supplies and services; Medicare Part B claim filing services; certain durable and disposable medical supplies and equipment; distribution services relating to Enteral Products and DME; and related services as required by applicable law and as reasonably requested by each Facility.

                  B. Facility desires to contract with NeighborCare to provide the pharmacy services described herein to residents at the Facility, and NeighborCare agrees to provide such services, pursuant to the terms and conditions set forth herein. In addition, Facility agrees to contract for and NeighborCare agrees to provide the following services (collectively, the "Services"):

         ___ Medicare Part B Supplies and Services (Exhibit "A")
         ___ Medicare Part B Claim Filing Services (Exhibit "B")
         ___ Consultant Pharmacy Services (Exhibit "C")
         ___ Durable and Disposable Medical Supplies and Equipment (Exhibit "D")

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Duties and Responsibilities of NeighborCare.

                  1.1 Services. NeighborCare agrees to provide Services to Facility as requested by Facility pursuant to the order of the resident's attending physician or for Facility's account. Such Services will be packaged to meet the specifications of a medication distribution system mutually agreed upon by Facility and NeighborCare (the "Distribution System"). NeighborCare agrees to provide the Services in accordance with professional standards, the policies and procedures of Facility (which Facility has provided in writing) and all laws, rules and regulations that apply or relate to the performance of the Services.

               1.2 Equipment. NeighborCare will make available to Facility the medication carts and related equipment necessary for effective utilization of the Distribution System during the term of this Agreement. Such equipment is deemed "NeighborCare Equipment." NeighborCare will, at its expense, be responsible for ongoing maintenance and repairs to the "NeighborCare Equipment" unless the need for such maintenance and repair is due to the Facility's abuse of the equipment. In such event, the expense for maintenance and repairs will be borne by the Facility.

               1.3 Records. As reasonably requested by Facility, NeighborCare will utilize a computerized clinical record system which will include resident information, physician orders, and medication records. Facility shall pay NeighborCare at the rates described in Schedule "A" for such clinical record services.

               1.4 Supply. NeighborCare will furnish and replenish, on a regular basis, an emergency and interim medication supply, the composition of which will comply with federal and state regulations, and be mutually agreed upon in writing by NeighborCare and Facility. Facility will assist NeighborCare in its efforts to allocate inventory removed from the interim supply to individual residents, and Facility agrees to pay NeighborCare directly for contents which cannot be so allocated.

               1.5 Fax Machine. NeighborCare will provide a fax machine, where allowed by law, to be used by Facility employees solely for the purpose of communicating orders to NeighborCare. The fax machine will be deemed "NeighborCare Equipment," and will remain the property of, and controlled by, NeighborCare and will be installed at a location selected by and arranged for by the Facility. The Facility will pay for installation charges (for a direct dial line), supplies, and phone charges.

               1.6 Delivery. NeighborCare agrees to provide delivery services to Facility Monday through Saturday during NeighborCare's regular business hours, and on an emergency basis, except for circumstances and conditions beyond its control, which will include, but not limited to, situations where NeighborCare's manufacturer/supplier is unable to provide the required item and NeighborCare is unable to provide an acceptable alternative. The parties may mutually agree in writing to other hours of delivery. Actual frequency of delivery for IV products may be determined by patient acuity and drug stability. In the event NeighborCare cannot furnish an ordered medication on a prompt and timely basis, NeighborCare will make arrangements with another pharmacy supplier in a community local to Facility to provide such Service(s) to the Facility.

               1.7 Utilization Management. NeighborCare agrees to participate with Facility in a joint committee to review drug utilization; to establish a formulary; to provide such reports as Facility may reasonably request relating to utilization; and to review the role of the consultant pharmacist. Facility agrees to use its best efforts to comply with the agreed-upon formulary.

         2. Duties and Responsibilities of Facility.

                  2.1 Facility agrees to use its best efforts to support the provision of Services by NeighborCare at all times and at all Facilities receiving such Services.

                  2.2 Space and Storage. Facility agrees to provide and maintain adequate space, and equipment and supplies in accordance with industry practice, required for NeighborCare to perform the Services. Facility agrees that it is responsible for the storage and safe handling of all equipment, products and supplies at the Facility.

                  2.3 Operations. Facility agrees that it is and will remain solely responsible for direct care rendered to Facility's residents, for the provision of skilled nursing services to its residents including all direct and indirect IV nursing care and for all activities necessary for the operation of Facility under applicable federal and state laws, including but not limited to:
(a) acceptance of residents in accordance with Facility's admission policies, a true and complete copy of which have been previously provided to NeighborCare;
(b) maintenance of complete and timely clinical records for each resident; (c) communication with each resident's attending physician; (d) acquisition from each resident's attending physician of required orders and certifications; (e) compliance with federal and state requirements for long term care facilities under the Medicare, Medicaid and other programs including, without limitation, requirements concerning contracting with outside vendors and suppliers; (f) except where NeighborCare may bill directly to a third party, assurance of the medical necessity of services billed or claimed, completeness, accuracy and timeliness of all such claims submitted and the responsibility and accountability for all medical, professional and ethical affairs relating to the Facility and its residents; and (g) obtaining resident's or responsible party's signature on the NeighborCare customer agreement.

                  2.4 Exclusivity. NeighborCare will be the sole and exclusive provider of Services to the residents at the Facility during the term of this Agreement, except in cases where an individual resident (either directly or by election of the resident's responsible party or third party payor) has chosen to purchase particular Services from another provider, unless otherwise required by law or permitted by this Agreement, or as required by a third party payor with respect to residents of a Facility covered by such payor (after Facility has used its best efforts to cause such provider to utilize NeighborCare). Notwithstanding the foregoing, Facility agrees to cause any other providers of similar services to utilize any systems and to comply with any policies and procedures developed by Facility and NeighborCare relating to the Services to be provided by NeighborCare pursuant to this Agreement, to insure efficient administration of such systems, policies and procedures. Facility agrees to indemnify NeighborCare from any injury or damage that may result to any person or property, by or from any act or omission by Facility in connection with its responsibilities under this section, and by or from any act or omission of such other providers.

                  2.5 Infusion Supplies. Facility will assure that there are at all times adequate supplies necessary to provide complete and appropriate IV therapy services to Facility residents. NeighborCare may make available to Facility those IV therapy equipment and supply items Facility wishes to stock on the premises, at the prices described on Schedule "A" hereof.

                  2.6 Infusion Services. Facility will provide adequate and appropriately trained staff, including but not limited to nurses, to furnish specialized IV therapy to residents of the Facility. If Facility staff require specialized training, refresher courses, or continuing education to develop or update their skills, Facility will arrange for or provide this specialized training. NeighborCare will bill Facility directly for clinical education and professional services as listed in Schedule "B" hereof.

                  2.7 Billing Data and Reimbursement Status. Prior to the provision of any Services to a resident of the Facility, Facility will provide NeighborCare with information on such resident including source of reimbursement; responsible party and/or guarantor of payment, if applicable; Medicare and Medicaid number; and such other information as may be requested by NeighborCare. Facility will notify NeighborCare, within 24 hours, of any changes in any resident's residency status (including but not limited to room changes or discharges), source of reimbursement or guarantor of payment. Facility will provide to NeighborCare, within 24 hours of admission, the source of residents' third party funds and resident/family resources for payment of Services furnished by NeighborCare, including but not limited to copies of insurance coverage; prescription plan, Medicare and Medicaid cards; or financial screens. Facility agrees that if it does not provide the information described in this section in the time and manner indicated herein, then notwithstanding any provision to the contrary herein (including all exhibits), NeighborCare may bill Facility, and Facility shall be responsible, for such Services at its usual and customary charge for such Services

         3. Billing and Fees.

                  3.1 Charges to Facility. For Services provided to residents for whose care Facility is "financially responsible" and for Services obtained for Facility's own account, NeighborCare shall bill Facility directly, at the rates in Schedule "A" hereof, provided, however, that NeighborCare shall have the right to adjust prices which are not determined by formula, not more often than once per contract year (i.e. between anniversary dates of this Agreement), to account for increases in its costs in providing such Services (including inflation). Facility shall be considered "financially responsible" for Services where Facility is not eligible to be separately reimbursed for such Services, including, but not limited to residents whose care is covered by Medicare Part A or a managed care arrangement.

                  3.2 All Other Payors. For Services provided other than for which Facility is financially responsible as described in section 3.1 above, NeighborCare shall bill the responsible party or third party payor, as described below, at NeighborCare's usual and customary price (or other price negotiated by NeighborCare with such person or payor).

                           3.2.1 Medical Assistance.

                                    (a) If a resident has valid coverage under
the applicable State Medical Assistance Program ("MAP"), NeighborCare will bill MAP directly for all Services provided to the resident for which NeighborCare may be reimbursed directly by MAP. NeighborCare will bill Facility directly, and Facility shall be responsible for, for all Services for which NeighborCare may not be reimbursed directly by MAP.

                                    (b) If a resident's coverage is "pending"
under the applicable state Medical Assistance Program ("MAP"), Facility agrees to pay for any Services supplied to such residents upon, and NeighborCare agrees to hold all billings to Facility regarding such residents until, the earliest of: (i) denial of MAP coverage by MAP; (ii) the expiration of the state Retroactive Approval Period, with respect to Services provided prior to such period; and (iii) 90 days.

                           3.2.2 Private Pay Residents. With respect to
residents receiving Services pursuant to this Agreement who are not covered under MAP or private insurers who have authorized NeighborCare to be a participating provider for such Services ("Private Pay Residents"), NeighborCare will bill Private Pay Residents directly.

                           3.2.3 Private Third Party Payors. If a resident has
valid coverage under a private insurance plan with a third party payor, NeighborCare may, at its option, bill Facility, resident or such payor directly at its usual and customary rates or, at NeighborCare's discretion, negotiated rates, for all Services provided to the resident for which NeighborCare may be reimbursed directly by such payor (including, but not limited to, Services which are "add-ons" or "exclusions" from per diem managed care arrangements). NeighborCare will bill Facility directly, and Facility shall be responsible, for all Services for which NeighborCare may not be reimbursed directly by such Payor.

                  3.3 Additional Services. Any specialized services provided by NeighborCare not included in the scope of services stipulated herein would be subject to additional charges which will be agreed upon in advance in writing by both parties.

                  3.4 Payment Terms.

                           3.4.1 Facility will pay for any Services obtained for
its own account, or for any Services for which any Facility is responsible for payment, within 30 days of receipt of an invoice from NeighborCare. NeighborCare reserves the right to provide Services on a C.O.D. basis if Facility fails to keep payments current in accordance with this section.

                           3.4.2 Any invoice not fully paid within 30 days of
receipt of an invoice from NeighborCare will accrue interest at the rate of 1.5% per month, provided that, in no event will interest be charged in excess of the amount permitted by applicable law. Facility agrees to reimburse NeighborCare for any and all costs incurred to collect payment from Facility or any Facility, including, without limitation, reasonable attorneys' fees.

                           3.4.3 Facility shall be entitled to a 1% discount if
it pays NeighborCare in full within 20 days of receipt of an invoice from NeighborCare.

                  3.5 Disputes. Facility will notify NeighborCare, in writing, within thirty (30) days of the billing date of the NeighborCare invoice indicating any amounts in dispute. In the event of any dispute arising from any claim or bill submitted by NeighborCare, NeighborCare will have access to all reasonable and necessary documents and records that would, in the discretion of NeighborCare, tend to sustain its claim. Further, where Facility is an intermediary in the processing of claims, Facility will promptly furnish to NeighborCare any information regarding the status of the claim and will grant to any fiscal agency involved the right to discuss the status of the claim with NeighborCare.

         4. Term and Termination.

                  4.1 Term. The term of this Agreement shall commence on _______ __, 2003, and shall continue in full force and effect for a period of ten (10) years, through _______ __, 2013 (the "Initial Term"). Subsequent to the Initial Term, subject to section 4.2 hereof, this Agreement shall automatically renew for one additional five year term, i.e. through _______ __, 2018 (the "Renewal Term").

                  4.2 With respect to the Renewal Term only, if Facility obtains a written, bona fide offer which Facility desires to accept from a qualified provider of Services to provide substantially similar Services for the Renewal Term at rates which are, in the aggregate, more favorable to Facility than the rates then in effect pursuant to this Agreement (the "Competing Offer"), Facility shall promptly notify NeighborCare in writing of all of the terms of the Competing Offer and offer NeighborCare the right to match such offer. Facility shall provide such notice, if any, not less than one hundred eighty
(180) days prior to the expiration of the Initial Term. Facility shall provide NeighborCare with any information promptly and reasonably requested by NeighborCare which NeighborCare deems necessary to evaluate the Competing Offer. If NeighborCare does not notify Facility in writing that it will match the Competing Offer within ninety (90) days from the later of receipt of such written notice from Facility or receipt from Facility of the information requested by NeighborCare pursuant to the preceding sentence, Facility may terminate this Agreement as of the expiration of the Initial Term, in order to accept the Competing Offer. In such case, in the event that the Competing Offer does not remain in effect for the entire length of the Renewal Term, Facility shall provide to NeighborCare, for the remainder of the Renewal Term, a right to match any future proposals to provide Services to the Facilities upon terms substantially similar to the right to match described in this section. Notwithstanding the foregoing, no notice of non-renewal by Facility in connection with a Competing Offer or otherwise will be valid unless Facility is current in its payments to NeighborCare pursuant to this Agreement.

                  4.3 No Termination Upon Sale. Any sale, lease, assignment, delegation or transfer of all or any portion of the Facility's management, operations, facilities, assets or business to any other person, corporation or entity, including any Facility management company, will not constitute grounds for the termination or modification of this Agreement by Facility.

                  4.4 Material Breach. If Facility or NeighborCare reasonably determines that there is a material breach of a material provision of this Agreement, and such material breach continues for a period of thirty (30) days after written notice by the non-defaulting party to the other specifying the material breach in question and requesting that the material breach be cured, then this Agreement shall terminate, at the option of the non-defaulting party, on thirty (30) days further written notice to the other party, provided, however, that if the defaulting party has commenced cure within such thirty (30) day period, and diligently pursues such cure after the thirty (30) day period, then the right to give such thirty (30) day notice of termination shall be suspended for the time necessary to effect such cure (the "Additional Cure Period"), provided, further, that the Additional Cure Period shall not be available with respect to monetary defaults by Facility.

                  4.5 Other Terminations. NeighborCare will have the right to terminate this Agreement: (i) immediately, if any license, permit or approval required for the operation of Facility cannot be obtained or is at any time suspended; or (ii) immediately, in the event of voluntary or involuntary bankruptcy or similar insolvency actions by or against Facility.

                  4.6 Obligations Upon Termination or Expiration.

                           4.6.1 Termination of this Agreement will not affect
the rights and obligations of the parties arising out of any Services performed prior to the effective date of such termination. Upon any termination of this Agreement for any reason whatsoever, Facility will be entitled to cancel any order then outstanding and for reasonable cancellation charges incurred by NeighborCare.

                           4.6.2 Facility acknowledges that after notice of
termination has been given by either party, for any reason whatsoever, and even if such notice is subject to revocation or cure, it is the sole duty of Facility to promptly notify residents of Facility of the termination, and to arrange to provide alternative products and services to residents of Facility to whom Services were provided by NeighborCare, without interruption of medically necessary services. Facility agrees to indemnify NeighborCare from any injury or damage that may result to any person or property, by or from any act or omission by Facility in connection with its responsibilities under this section.

                           4.6.3 Within fifteen (15) days following termination,
at a time and place to be mutually agreed, Facility and NeighborCare will meet to resolve outstanding balances due to NeighborCare and other issues with respect to termination. Facility acknowledges that if it refuses to participate in such meeting, all amounts determined by NeighborCare as due from Facility, as evidenced by invoices delivered by NeighborCare to Facility, will be deemed to be correct. All amounts payable to NeighborCare from Facility under this Agreement or otherwise will be due and payable to NeighborCare thirty (30) days following termination.


                  4.7 Liquidated Damages. If this Agreement is terminated by NeighborCare due to a material breach by Facility, or by Facility other than in accordance with its terms, prior to the expiration of its term, then NeighborCare will be entitled to recover immediately from Facility as liquidated damages, and not as a penalty, an amount equal to $12,000 multiplied by the remaining number of months in the term (or fraction thereof). Both parties acknowledge and agree that the damages which NeighborCare would suffer upon the termination of this Agreement would be difficult to calculate, and that the liquidated damages set forth herein represent the parties' reasonable estimate of the actual damages that would be incurred by NeighborCare in the event of any such termination. The liquidated damages payable under this subparagraph shall be in addition to amounts payable under this Agreement for goods sold, services rendered and other claims and charges attributable to the period prior to the effective date of the termination.


         5. Representations, Warranties and Covenants. Facility and NeighborCare hereby represent, warrant and covenant to each other that as of the date of this Agreement, and for the entire term and any renewal hereof:

                  5.1 Each party is a duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite legal power, licenses, certifications and permits to enter into this Agreement and to perform its obligations hereunder. To the best knowledge of the parties or unless already publicly disclosed, there is no pending investigation of either party by JCAHO and no criminal, civil or administrative action, audit, or investigation by a fiscal intermediary or by the federal government or any state government, which is not otherwise conducted in the ordinary course of business and which could be expected to adversely affect either party's right to receive a material portion of Medicare and Medicaid reimbursement to which it would otherwise be entitled, right to participate in the Medicare and Medicaid programs, or otherwise have a material adverse effect on the receipt of Medicare and Medicaid reimbursement by either party to this Agreement.

                  5.2 This Agreement has been duly executed and delivered by each and is the legal, valid and binding obligation of each, fully enforceable against each in accordance with its terms. Neither is party to any contract, agreement or obligation that would prevent or hinder it from entering into this Agreement or performing its duties hereunder; nor is any approval or consent of any person, firm or other entity required to be obtained for the authorization or execution of this Agreement or the performance of duties hereunder.

                  5.3 With respect to any federal health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(f)) and physician anti-self referral statutes (42 U.S.C. ss. 1395nn or any State health care program as defined in section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(h)) (collectively, the "Programs"), neither party, nor any individual with a direct or indirect ownership or control interest of five percent (5%) or more of such party, nor any director, officer, or employee of such party; has ever been debarred, suspended or excluded from any Program. Each party covenants to immediately notify the other in writing if this representation is no longer true. This transaction is not intended to, nor does it, require any party to violate the federal anti-kickback or physician anti-self referral laws, and this transaction shall not be interpreted to:

                           5.3.1 require NeighborCare, or any partner,
shareholder, employee or independent shareholder of NeighborCare, to make referrals to Facility, be in a position to make or influence referrals to Facility, or otherwise generate business for Facility or to reward NeighborCare or any partners, shareholders, employees or independent contractors of NeighborCare, for making such referrals; or

                           5.3.2 restrict NeighborCare, or any partner,
shareholder, employee or independent contractor of NeighborCare, from establishing medical staff privileges at, referring any patient to, or otherwise generating any business for any other skilled nursing Facility or other health care Facility.

         6. Independent Contractor. In performing the Services hereunder, the parties acknowledge and agree that NeighborCare is acting as an independent contractor and not as the agent, partner or employee of Facility. This Agreement will not create a joint venture, partnership or other joint business relationship. Neither party has authority to bind the other to any third party or otherwise to act in any way as the representative of the other. As an independent contractor, NeighborCare is not exclusively limited to performing Services for Facility and is entitled to provide Services for parties other than the Facility.

         7. Insurance. At all times during the term of this Agreement, Facility and NeighborCare agree to maintain in full force and effect professional and general liability insurance in amounts that are customary in their respective industries.

         8. Indemnification; Warranties.

                  8.1 Facility shall indemnify and hold harmless NeighborCare from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of Facility in connection with this Agreement.

                  8.2 NeighborCare shall indemnify and hold harmless Facility from and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, expenses, including reasonable attorney's fees, in law or in equity, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the acts or omissions of NeighborCare in connection with this Agreement.

                  8.3 NEIGHBORCARE MAKES NO WARRANTIES WHATSOEVER HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS PROVIDED HEREUNDER. FACILITY AGREES TO RELY SOLELY UPON THE DESCRIPTIONS AND WARRANTIES CONTAINED ON THE PRODUCTS SOLD, RENTED OR PROVIDED PURSUANT HERETO AND TO ENFORCE ALL SUCH WARRANTIES SOLELY AGAINST THE MANUFACTURER OF SUCH PRODUCTS. FACILITY ACKNOWLEDGES AND AGREES THAT NEIGHBORCARE IS NOT THE MANUFACTURER OF ANY PRODUCTS SOLD, RENTED OR PROVIDED PURSUANT HERETO.

                  8.4 Sections 8.1 through 8.3 will survive termination of this Agreement and completion of the parties' duties under this Agreement.

         9. Confidentiality. It is expressly understood that the systems (electronic or manual), methods, procedures and written materials (not including all or any portion of information which (i) becomes generally available to the public other than as a result of a disclosure by the recipient, or (ii) was or becomes rightfully available to the recipient on a non-confidential basis from a source other than the owner; provided, that such source is not prohibited from disclosing such information to the recipient by a contractual, legal or fiduciary obligation to owner, collectively, "Confidential Information") employed by either Facility or NeighborCare are proprietary in nature and shall remain the property of Facility or NeighborCare, as the case may be. Facility and NeighborCare agree not to utilize, distribute, copy, disclose to any third party or otherwise employ or acquire Confidential Information of the other party, unless prior written approval is obtained from the party owning the information, except in the performance of such party's obligations under this Agreement or otherwise required by law. This provision shall survive termination of this Agreement.

         10. Notices. Any notice, request, demand, consent, approval of other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given (i) upon actual delivery, if delivery is by hand, or (ii) upon receipt if delivery is by telecopier, or (iii) the first business day following delivery to any nationally recognized overnight delivery service, or (iv) five (5) days after it is deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested. Each such notice shall be sent to the respective parties at the addresses indicated below:

If to NeighborCare:        NeighborCare
                           7 East Lee Street
                           Baltimore, MD 21202
                           Attention: Law Department

If to Facility:            ________________________
                           ________________________
                           ________________________

Any party may change its address for purposes of this section by giving the other party's ten (10) days prior written notice in accordance with this section.

         11. Books and Records.

                  11.1 Access to Books and Records. Pursuant to Section 1395X(v)(1)(I) of Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after the termination of this Agreement, NeighborCare shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services, the Comptroller General of the United States General Accounting Office, or the applicable state agencies or departments, or any of their duly authorized representatives a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by NeighborCare under this Agreement. NeighborCare further agrees that in the event it carries out any of its duties under this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more over a 12 month period, such subcontract shall contain a clause identical to that contained in the first sentence of this section.

                  11.2 Ownership and Retention of Records. Except as otherwise provided in this Agreement (including the applicable exhibits), all documents considered to be part of residents' medical record will be and remain the property of Facility and upon termination of this Agreement, any original items in NeighborCare's possession will be delivered to Facility. NeighborCare will be entitled to maintain a copy of the records unless otherwise prohibited by federal or state law. NeighborCare and Facility agree to maintain all books and records in sufficient detail and for such a period of time as required by federal and state regulations.

                  11.3 Availability of Records. During the term of this Agreement and following expiration or termination of this Agreement for any reason whatsoever, in accordance with applicable laws, Facility agrees to make available to NeighborCare all resident records and other relevant information requested in connection with the performance of the Services.

                  11.4 Audit Notification. If Facility is required to disclose books, documents, or records pursuant to this provision for purpose of an audit, Facility shall notify NeighborCare of the nature and scope of such request and Facility shall make available, upon the written request of NeighborCare, all such books, documents or records, during regular business hours of Facility.

                  11.5 Reimbursement Denial. Facility shall indemnify and hold NeighborCare harmless in the event that any amount of reimbursement is denied or disallowed because of the failure of Facility or any subcontractor to comply with its obligations to maintain and make available books, documents or records pursuant to this paragraph 11.5. Such indemnity shall include, but not be limited to, the amount of reimbursement denied, plus any interest, penalties, and reasonable attorney's fees.

                  11.6 Rights. This paragraph pertains solely to the maintenance and disclosure of specified records and shall have no effect on the right of the parties to the Agreement to make assignments or deletions.

         12. Assignment; Binding Effect; Subcontracting.

                  12.1 Neither NeighborCare nor Facility may assign this Agreement to any other person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that: (a) NeighborCare or Facility may assign this Agreement to an Affiliate of NeighborCare or Facility, as the case may be; (b) NeighborCare may assign this Agreement to a joint venture of which NeighborCare is a part; without the consent of, but upon prior written notice to, Facility; and (c) NeighborCare may assign this Agreement upon prior written notice to Facility but without Facility's consent if the proposed assignee is a Qualified Provider, defined as a provider which provides service and/or quality levels at least comparable to those currently provided by NeighborCare.

                  12.2 NeighborCare may not subcontract any of its duties or obligations under this Agreement without the prior written consent of Facility, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that NeighborCare may subcontract with an Affiliate of NeighborCare, a joint venture of which NeighborCare is a part, or a Qualified Provider, without the consent of, but upon prior written notice to Facility.

                  12.3 Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         13. Amendments and Waivers. This Agreement may be amended, modified or varied only by agreement in writing, duly executed by the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought. The waiver of any breach of any term or condition of this Agreement will not be deemed to constitute the continuing waiver of the same or any other term or condition.

         14. Governing Law. This Agreement will be deemed to have been made in and its validity and interpretation will be governed by and construed under the laws of Maryland, without regard to the conflict-of law rules of Maryland or any other state.

         15. Jurisdiction. Any and all disputes arising under or related to the Agreement will be subject exclusively to the jurisdiction of the appropriate state court in Maryland, Baltimore County or federal court in the U.S. District Court of Maryland, Northern Division.

         16. Headings. The captions herein have been inserted solely for convenience of reference and will not constitute a part of this Agreement, nor will they affect the meaning, construction or effect of this Agreement.

         17. Entire Agreement. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties with respect to the subject matter of this Agreement.

         18. Severability. If any provision of this Agreement or the application thereof to any person or situation will, to any extent, be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it will have been held invalid or unenforceable, will not be affected thereby, but will continue valid and enforceable to the fullest extent permitted by law.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but together will constitute one and the same instrument.

         20. Force Majeure. If either party fails to perform its obligations hereunder (except for the obligation to pay money) because of strikes, accidents, acts of God, weather conditions, or action or inaction of any government body or other proper authority or other causes beyond its control, then such failure to perform will not be deemed a default hereunder and will be excused without penalty until such time as said party is capable of performing.

         21. Fair Market Value. The amounts to be paid to NeighborCare hereunder have been determined by the parties through good faith and arms-length bargaining to be the fair market value of the services to be rendered hereunder. No amount paid or to be paid hereunder is intended to be, nor will it be construed as, an offer, inducement or payment, whether directly or indirectly, overtly or covertly, for the referral of patients by Facility to NeighborCare, or by NeighborCare to Facility, or for the recommending or arranging of the purchase, lease or order of any item or service. For purposes of this section, NeighborCare and Facility will include each such entity and any affiliate thereof. No referrals are required under this Agreement.

         22. HIPAA.

                  22.1 Privacy Rule Compliance. NeighborCare, to the extent it is deemed a "Business Associate" of Facility or any Facility under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), agrees to comply with all applicable provisions of HIPAA, including the privacy provisions, as such are implemented and revised from time to time. NeighborCare further agrees that it will: (i) not use or disclose Protected Health Information ("PHI") obtained or accessible by it as a result of its performance under the Agreement other than as permitted or required by this Agreement or by law; (ii) use appropriate safeguards to prevent use of disclosure of such PHI except as permitted by the Agreement; (iii) mitigate, to the extent practicable, any harmful effect known to NeighborCare of a use or disclosure of PHI by NeighborCare in violation of the requirements of this Agreement; (iv) report to Facility as the "Covered Entity" under HIPAA any use or disclosure of PHI not provided for in the Agreement of which it becomes aware; (v) ensure that any agents, including subcontractors, to whom it provides PHI, or who have access to PHI, agree to the same restrictions and conditions that apply to Business Associate with respect to such PHI; (vi) make available PHI to the individual who has a right of access under State and/or Federal law or regulation; (vii) make available PHI for amendment and incorporate any amendments to PHI; (viii) make available the information required to provide an accounting of disclosures; and (ix) make its internal practices, books and records relating to the use and disclosure of PHI received or obtained from Facility, or created or received by NeighborCare available to the Secretary of the Department of Health and Human Services for determining NeighborCare's compliance with Federal regulations.

                  22.2 Transaction and Security Regulations Compliance. To the extent the Agreement involves the exchange of information using Electronic Media in a transaction, Facility and NeighborCare agree to comply with the requirements contained in 45 CFR Part 1, Section 162.915, as amended from time to time. Upon the effective date and for so long as PHI is transmitted between the parties using Electronic Media, NeighborCare shall protect the integrity, privacy and availability of such PHI by implementing appropriate and commercially reasonable administrative procedures, physical safeguards, technical security services and technical security mechanisms with respect to NeighborCare's facilities, software and systems, all as required by, and more specifically set forth in, the Federal Transaction Regulations and the Federal Security Regulations.

                  22.3 HIPAA Termination Right. In the event that NeighborCare materially breaches any of the provisions of this section, or declines to implement any changes that are required or reasonably requested to ensure material compliance with HIPAA and related laws and regulations, Facility may terminate the Agreement upon written notice to NeighborCare in accordance with the notice and cure provisions of section 4.4 above.

                  22.4 Effect of Termination. Upon termination of the Agreement for any reason, NeighborCare, if feasible, will return or destroy all PHI received from, or created or received by NeighborCare on behalf of Facility that NeighborCare still maintains in any form and retain no copies of such information or, if such return or destruction is not feasible, shall notify Facility of the condition that makes the return or destruction of PHI not feasible and shall extend the protections of this Agreement to the PHI and limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible for so long as NeighborCare maintains such PHI. The provisions of this provision shall survive the expiration or termination of the Agreement.

         23. No Third Party Beneficiaries. Nothing in this Agreement is intended nor will be deemed to confer any benefits on any third party.

         24. Change in Law / Terminology.

                  24.1 Notwithstanding anything to the contrary contained in this Agreement, in the event that any applicable law or regulation, or any interpretation thereof, at any time, is modified, implemented or determined to prohibit or restrict in any way the terms of this Agreement, then NeighborCare and Facility agree to negotiate in good faith to amend this Agreement in a manner consistent with such change and the intent of the parties.

                  24.2 If "average wholesale price," or other descriptors of pricing in this Agreement are no longer reasonably commercially available to be utilized to determine pharmacy pricing, the parties shall promptly re-negotiate the specific pricing applicable to the Services, to a substantially equivalent amount.

                  24.3 If the parties cannot agree on appropriate amendments to this Agreement in accordance with this section, the parties agree to submit the matter to arbitration by the American Arbitration Association or such other arbitrator and upon such arbitration procedures as the parties may agree, and the decision of such arbitration shall be binding upon NeighborCare and Facility.

         25. Non-Solicitation. During the term of this Agreement and for a period of two years following the termination of this Agreement, Facility will not, directly or indirectly, for Facility or on behalf of any other person or business entity, solicit, recruit, entice or persuade any employee of NeighborCare to leave the employ of NeighborCare or to contract with Facility or any third party.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement as of the day and year first written above.

NEIGHBORCARE:                                        FACILITY:

By:      ____________________                        By:      __________________
         Name:                                                Name:
         Title:                                               Title

                         LIST OF SCHEDULES AND EXHIBITS
                                 (AS APPLICABLE)

                             SCHEDULE "A" - PRICING
           SCHEDULE "B" - CLINICAL EDUCATION AND PROFESSIONAL SERVICES

               EXHIBIT "A" - MEDICARE PART B SUPPLIES AND SERVICES
               EXHIBIT "B" - MEDICARE PART B CLAIM FILING SERVICES
                   EXHIBIT "C" - CONSULTANT PHARMACY SERVICES
       EXHIBIT "D" - DURABLE AND DISPOSABLE MEDICAL SUPPLIES AND EQUIPMENT

                                    EXHIBITS

                         NEIGHBORCARE PRICING SCHEDULE A

                     (AWP pricing based on First Data Bank)

----------------------------------------------------- ----------------------------------------------------------------------------
ARTICLE VIII. Therapy/Service                                            Provider Charge
----------------------------------------------------- ----------------------------------------------------------------------------
Oral/Topical Medications billed to Facility           Prevailing State Medicaid Formula (not including FULs or State MACs)
----------------------------------------------------- ----------------------------------------------------------------------------
All IV push/Injectible  medications                   Prevailing State Medicaid Formula (not including FULs or State MACs)
----------------------------------------------------- ----------------------------------------------------------------------------
OTC medications                                       76% of AWP, or if no AWP
                                                      110% of NeighborCare Acquisition Cost
----------------------------------------------------- ----------------------------------------------------------------------------
IV Hydration                                          $35.00/day
 Standard Hydration up to 4L/dy
 Additives billed at (AWP - 10%) of drug
----------------------------------------------------- ----------------------------------------------------------------------------
TPN (Includes dextrose, standard amino acids,         1 liter - $90.00
     electrolytes & trace elements) or Procalamine:   2 liters - $100.00
                                                      3 liters - $110.00
----------------------------------------------------- ----------------------------------------------------------------------------
Additives for TPN (i.e. Vitamins, heparin, Zofran,
     insulin, Zantac, Pepcid, etc.)                   (AWP - 10%)
----------------------------------------------------- ----------------------------------------------------------------------------
All Medications for Infusion                          Prevailing State Medicaid Formula per bag (not including FULs or State MACs)
----------------------------------------------------- ----------------------------------------------------------------------------
All Infusion Supplies                                 76% of AWP, or if no AWP
                                                      110% of NeighborCare Acquisition Cost
----------------------------------------------------- ----------------------------------------------------------------------------
Delivery Systems                                      Stationary Pump                         $10/day
                                                      Ambulatory Pump                         $12/day
                                                      Elastomeric Devices                     $10/dose
----------------------------------------------------- ----------------------------------------------------------------------------
Catheter Care                                         $2.00 for heparin/saline flushes
----------------------------------------------------- ----------------------------------------------------------------------------
Midline Insertion                                     $150.00 per insertion plus supplies + 20% on nights/weekends/holidays
----------------------------------------------------- ----------------------------------------------------------------------------
PICC Insertion                                        $250.00 per insertion plus supplies + 20% on nights/weekends/holidays
----------------------------------------------------- ----------------------------------------------------------------------------
Nursing IV Certifications (C.E.U.s)                   See attached schedule B for details
----------------------------------------------------- ----------------------------------------------------------------------------
Nursing Professional Services                         See attached schedule B for details
----------------------------------------------------- ----------------------------------------------------------------------------
Standard Pharmacy Consulting Services                 $7.00 bed/month
----------------------------------------------------- ----------------------------------------------------------------------------
Additional Pharmacy Consulting Services               $60.00 per hour
----------------------------------------------------- ----------------------------------------------------------------------------
Clinical Records Fee                                  $1.50/bed/mo
----------------------------------------------------- ----------------------------------------------------------------------------
Emergency box utilization                             Per above schedule (IV considered as single dose)
----------------------------------------------------- ----------------------------------------------------------------------------
Returns (where allowed by state)                      Restocking fee: The higher of $5.00 per prescription or the State
                                                      Medicaid Allowable Restocking Fee
----------------------------------------------------- ----------------------------------------------------------------------------
After hours non-emergency deliveries                  $50.00 each delivery
o        Routine refill (due to Facility error)
o        Replace lost med. Cart key
o        Non-emergency equipment requests
o        Floor stock/OTC orders
o        Healthcare supply orders
o        Emergency kit exchanges
o        Service to a resident not selecting
         NeighborCare as primary provider

----------------------------------------------------- ----------------------------------------------------------------------------

                                 [LOGO OMITTED]

                                  NeighborCare
        Clinical Education and Professional Services - Pricing Schedule B

Clinical education:


           Course Listing               Contact Hours    Charge per Nurse     Comments

Peripheral IV Therapy                       19.4              $135.00
Total Parenteral Nutrition                   2.6              $ 50.00
Care & Maintenance of Central Lines          5.0              $ 50.00
Pain Management                              4.8              $ 50.00
Infusion Review Class                        6.3              $100.00
Chemotherapy: Nursing Considerations         ___              $ 50.00
Administration of Blood Products             ___              $ 25.00
Midline Insertion                            ___              $250.00
Peripheral Phlebotomy                        ___              $ 50.00





Professional Services:                          Charge*

Peripheral Insertion or Attempt                 $ 90.00
Midline/PICC Assessment Only                    $100.00
Midline Insertion or Attempt                    $150.00
PICC Insertion or Attempt                       $250.00
Remove PICC/Non-Tunneled Catheter               $150.00
Access or De-Access Implanted Port              $150.00
Declot Central Catheters                        $150.00
Repair Central Catheters                        $150.00
*20% surcharge for nights/weekends/holidays


                                 [LOGO OMITTED]

                                   EXHIBIT "A"
                      MEDICARE PART B SUPPLIES AND SERVICES

         1. Part B Supplies. NeighborCare will provide medical equipment and supplies ("Part B Supplies") to Facility residents who are eligible for Medicare Part B benefits and for which NeighborCare may be reimbursed directly by Medicare and for whom NeighborCare has received an appropriate assignment of benefits, pursuant to the order of a resident's attending physician. Part B Supplies include but are not limited to Enteral, Urological, Ostomy and Wound Care products and services.

                  1.1 Pumps for Medicare Part B eligible residents, with medical necessity as determined by a physician, will be billed to Medicare directly.


                  1.2 Pumps for all other residents, not covered under Medicare Part B, will be billed to the facility at a pump rental rate of $60.00 per month. NeighborCare reserves the right to review and change the rental rates and purchase prices on the anniversary date of the contract.


         2. Billing. To the extent permitted by law, NeighborCare will bill Medicare directly for all Part B Supplies provided to the resident, utilizing NeighborCare's supplier number. NeighborCare will, with the assistance of Facility, obtain all necessary paperwork, information and signatures. All applicable deductible and co-insurance amounts will be billed to the appropriate supplemental or secondary insurance or to the residents or their responsible parties. Notwithstanding the foregoing, NeighborCare reserves the right to bill Facility directly for any items for which Facility has not provided appropriate and timely documentation for NeighborCare to bill Medicare (including, for example, assignment of benefits).

         3. Delivery. NeighborCare will provide regularly scheduled deliveries to the Facility. In addition, NeighborCare will use reasonable efforts to provide interim deliveries to meet special patient care needs.

         4. Responsibilities of Facility.

                  4.1 Facility acknowledges that Part B Supplies are for use by Medicare Part B eligible residents only, and covenants to deliver the Part B Supplies to the appropriate resident. Facility agrees to assist NeighborCare with inventory management. Facility agrees to pay NeighborCare its usual and customary charge for any Part B Supplies delivered by NeighborCare but not delivered by Facility to resident eligible for Medicare Part B benefits or returned to NeighborCare.

                  4.2 Facility agrees that it will not file any claim form, bill, or request for payment or Medicare Part A or Medicaid cost report for any resident or third party payer for Part B Supplies furnished by NeighborCare under this Exhibit.

         5. Supplier Standards. NeighborCare agrees to comply with all applicable Medicare standards to receive and maintain a supplier number.

         6. Confidentiality of Records. The parties shall (a) comply with all applicable state and federal laws, including but not limited to HIPAA, respecting the confidentiality of proprietary information, data and other confidential or personal information concerning the medical, personal or business affairs of the parties hereunder or in connection herewith, including confidential or otherwise protected medical records or personal health information protected under law; (b) keep confidential all financial, medical, operating proprietary or business information relating to the parties that is not otherwise public information, and (c) keep confidential any information, not described above, specified in writing by either party as confidential information. For purposes of the foregoing, information shall not be considered confidential information if such information's disclosure is compelled by court order, by applicable law or if such information was obtained from an unrelated third party not itself subject to a confidentiality requirement with respect to such information.

         7. Usage Review. As requested by Facility, NeighborCare will participate in care planning for residents of the Facility, with respect to the usage of part B Supplies, and make recommendations to Facility as NeighborCare deems appropriate.

                                 [LOGO OMITTED]

                                   EXHIBIT "B"
                              CLAIM FILING SERVICES

         1. Billing Services. On behalf of Facility, NeighborCare will perform billing services (the "Claim Filing Services") to Medicare and other mutually agreed-upon third party payors for products and supplies to residents of the Facility in the Enteral program, using Facility's supplier number, on the terms and conditions described herein.

         2. Billing Procedures.

                  2.1 NeighborCare will prepare and submit claims to the primary third party payor in accordance with NeighborCare's usual billing procedures. NeighborCare will use reasonable efforts to submit claims within thirty (30) days of NeighborCare's receipt of complete documentation, as described herein.

                  2.2 NeighborCare will prepare and submit claims to all secondary payors, including Medicare or other approved third party program or guarantor (including the resident) in accordance with NeighborCare's usual billing procedures.

                  2.3 As reasonably appropriate, NeighborCare will submit subsequent third party claims in connection with requests for additional documentation, receipt of partial payments, or where there has been no response to the initial submission.

                  2.4 NeighborCare will pursue appeals through the first tier of each third party payor's appeal process with the exception of Medicare Part B where appeals will be pursued through an on-the-record or telephonic fair hearing.

                  2.5 NeighborCare will undertake all reasonable collection efforts in accordance with Facility's policies, in connection with the submitted claims. In the event claims filing services are terminated by either party, NeighborCare will continue all reasonable collection efforts.

         3. Accounts Receivable System. NeighborCare will establish an accounts receivable system and furnish Facility with monthly written reports enumerating patient census, gross revenues, cash receipts and outstanding claims.

         4. Fee Screens; Profile. NeighborCare will maintain Medicare and Medicaid fee screens and profile information. NeighborCare will maintain patient records for a period of seven (7) years.

         5. Special Product Requirements or Utilization. NeighborCare will develop an extension of services or product utilization form to be completed for each resident with special product requirements or product utilization over the limits specified by the resident's third party payment source.

         6. Resident Health Status Changes. As it relates to the Enteral program, NeighborCare will maintain resident health status changes and product usage, monitor prescription changes, discharge status, and hospitalizations, pursuant to information and documentation provided by Facility.

         7. Ordering of Supplies. NeighborCare will develop a system to facilitate the ordering and reordering of supplies, the tracking of product usage and inventory levels, and assist Facility in determining that acceptable levels of products are available on site at all times.

         8. Supplier Numbers. Facility represents and warrants that as of the date of this Agreement, and covenants that during the term of this Agreement, Facility meets all appropriate supplier standards and possesses all necessary supplier numbers from Medicare, Medicaid and other applicable third party payors, and will immediately notify NeighborCare if this representation ceases to be true and accurate.

         9. Facility's Representations and Warranties. Facility represents, warrants and covenants that it will: (a) obtain and provide all necessary documentation and information to support claims submitted by NeighborCare on the Facility's behalf in accordance with all laws, regulations and procedures governing Medicare, Medicaid or other third party payor programs; (b) submit all such documentation to NeighborCare in a complete, accurate and timely manner, and in such form as NeighborCare may reasonably require, including, as appropriate, but not limited to, certificates of medical necessity, authorizations of benefits, prescriptions, monthly utilization by resident, resident signatures, Facility charts, nursing notes, personal medical history and insurance information; and (c) provide to NeighborCare immediately upon Facility's receipt from any third party payor, copies of any explanation of medical benefits or other information showing all payments, partial payments, deductibles and coinsurance information or amounts, and all denied or rejected claims.

         10. Provision of Information. Facility will furnish NeighborCare with copies of all correspondence from patients, third party payors and others relating to the Claim Filing Services, including but not limited to remittance advice forms, explanations of benefits, correspondence indicating payments, partial payments, deductibles, co-insurance information or amounts, and all denied or rejected claims, within seven (7) days of receiving the documents from a third party payor. It is understood that such remittance advice forms, though the property of Facility, are required by NeighborCare to determine an accurate and detailed accounting of this program.

         11. Facility's Representative. Facility will designate one or more employee(s) to serve as primary contact(s) to respond to inquiries or to direct such inquiries to NeighborCare. This representative will oversee the compiling and transmission of billing and patient information and signature documents. In addition, the representative will perform such other administrative functions as may be required in this Agreement.

         12. Risk of Loss. Facility agrees to accept complete risk of loss due to the possible nonpayment or partial payment of an individual patient's Medicare or other third party benefits, as applicable, for any reason whatsoever.


         13. Claim Filing Services Fee. Facility agrees to pay to NeighborCare $75.00 per month, per resident of the Facility for Claim Filing Services. It is expressly agreed and understood that NeighborCare's compensation is not related to any amounts billed by NeighborCare on behalf of Facility or collected by Facility as a result thereof.


         14. Billing Improprieties. NeighborCare reserves the right to refuse to provide Claim Filing Services if NeighborCare believes that: (a) any documentation required by a payor or provided by Facility is inaccurate, misleading or falsified; (b) reimbursement is being sought by Facility or any other party; or (c) such billing would in any way be improper. Notwithstanding the foregoing, NeighborCare will not be required to conduct any independent investigation to verify the accuracy of any information or records provided by Facility.

         15. Confidentiality of Records. The parties shall (a) comply with all applicable state and federal laws, including but not limited to HIPAA, respecting the confidentiality of proprietary information, data and other confidential or personal information concerning the medical, personal or business affairs of the parties hereunder or in connection herewith, including confidential or otherwise protected medical records or personal health information protected under law; (b) keep confidential all financial, medical, operating proprietary or business information relating to the parties that is not otherwise public information; and (c) keep confidential any information, not described above, specified in writing by either party as confidential information. For purposes of the foregoing, information shall not be considered confidential information if such information's disclosure is compelled by court order, by applicable law or if such information was obtained from an unrelated third party not itself subject to a confidentiality requirement with respect to such information.

         16. Access to Records. If under the Medicare/Medicaid Acts ore regulations promulgated thereunder, NeighborCare should be deemed to be a subcontractor and thereby subject to the disclosure requirements of 42 U.S.C. 1395x (v)(1)(I), until the expiration of four (4) years following the completion of the furnishing of services under this Agreement, then upon written request of Facility, NeighborCare shall make available to the Secretary of the Department of Health and Human Services (the Secretary) or of the Comptroller General of the United States, or any of their duly authorized representatives thereof, a copy of this Agreement and such books, documents, and records of NeighborCare as are necessary to certify the nature and extent of the services performed hereunder. If any of the duties of this Agreement are carried out through a subcontract, having a value or cost of $10,000 or more over a twelve (12) month period with an organization within the meaning of 42 C.F.R. 405.427, such subcontract shall contain a clause to the effect that, until the expiration of four (4) years after the furnishing of services pursuant to such subcontract, upon written request of Facility, the related organization shall make available to the Secretary, Comptroller General, or to any of their authorized representatives the subcontract, the books, documents and records of the related organizations as necessary to verify the nature and extent of costs incurred pursuant to this subcontract.

                                 [LOGO OMITTED]

                                   EXHIBIT "C"
                          PHARMACY CONSULTING SERVICES

         1. Policies and Procedures. NeighborCare will assist Facility in the development and maintenance of policies and procedures for pharmacy administration including ordering, receiving, dispensing, disposing of and record keeping for medications. Facility acknowledges that it is solely responsible for the development and maintenance of, and adherence to, all such policies and procedures.

         2. Requirements. NeighborCare will provide pharmacy consulting services in conjunction with Facility's duties under applicable law. Such duties may include, as applicable, monthly inspections of each of the Facility's nursing stations, the drug storage area, and medical records to monitor compliance with pharmacy policies and procedures and state and federal regulations; the provision of a written report regarding the inspections and on the results of the drug regimen review, noting any irregularities or other areas of concern. Facility agrees to cause the Director of Nursing and attending physician to act upon the consultant reports by indicating acceptance or rejection of the reports pursuant to applicable legal requirements.

         3. Utilization Management Program. NeighborCare will assist in the development of and then participate in a Utilization Management Program for Facility. The Utilization Management Committee along with a permanent NeighborCare member will make recommendations to Facility.

         4. Formulary Committee. Facility shall develop an internal formulary committee which will have representation from NeighborCare in the form of a senior clinician, mutually agreed upon. Facility shall have a mutually agreed upon representative on NeighborCare's Formulary Committee and Facility asserts that it will use best efforts to have Facility's formulary comply with that of NeighborCare.

         5. Problem Resolution. NeighborCare commits to developing a problem resolution program in conjunction with Facility, the first step of which will be the naming of a dedicated account manager to Facility. Again, NeighborCare agrees that this position will be filled based upon mutual agreement of Facility and NeighborCare.

         6. Handling, Storage and Distribution. NeighborCare will assist the Facility in complying with the federal and state regulations regarding drug handling, storage and distribution.

         7. Educational Programs. NeighborCare will provide up to two inservice programs annually, specifically for the Facility nursing staff in order to meet all regulatory requirements, related to pharmacy consulting services. The programs can be selected from a current in-service list provided by NeighborCare.

         8. Quality Assurance Meetings. NeighborCare will participate in regularly scheduled quarterly quality assurance meetings with the Facility's staff to review issues regarding pharmacy procedures.

         9. Facility Support. Facility agrees to provide the support of all professional personnel for the consultant pharmacist in the performance of the assigned duties.


         10. Fees. Facility agrees to pay NeighborCare $7.00 per licensed bed per month, payable in advance. All additional services and/or attendance at meetings not stipulated in this Agreement will be charged at the rate of $60.00 per hour.

                                 [LOGO OMITTED]

                                  EXHIBIT "C-1"
                          PHARMACY CONSULTING SERVICES

                           Assisted Living Facilities

         1. Policies and Procedures. NeighborCare will assist Facility in the development and maintenance of policies and procedures for pharmacy administration including ordering, receiving, dispensing, disposing of and record keeping for medications. Facility acknowledges that it is solely responsible for the development and maintenance of, and adherence to, all such policies and procedures.

         2. Requirements. NeighborCare will provide pharmacy consulting services in conjunction with Facility's duties under applicable law. Such duties may include, as applicable, inspections of each of the Facility's care stations, the drug storage area, and any available medical records to monitor compliance with pharmacy policies and procedures and state and federal regulations; the provision of a written report regarding the inspections and on the results of the drug regimen review, noting any irregularities or other areas of concern. Facility agrees to cause the Director and/or attending physician to act upon any discrepancies that place either facility or any resident at risk.

         3. Problem Resolution. NeighborCare commits to developing a problem resolution program in conjunction with Facility, the first step of which will be the naming of a dedicated account manager to Facility. Again, NeighborCare agrees that this position will be filled based upon mutual agreement of Facility and NeighborCare.

         4. Handling, Storage and Distribution. NeighborCare will assist the Facility in complying with the federal and state regulations regarding drug handling, storage and distribution.

         5. Educational Programs. NeighborCare will provide up to two inservice programs annually, specifically for the Facility caregivers in order to meet any regulatory requirements, related to pharmacy consulting services. The programs can be selected from a current in-service list provided by NeighborCare.

         6. Quality Assurance Meetings. NeighborCare will participate in regularly scheduled quarterly quality assurance meetings with the Facility's staff to review issues regarding pharmacy and related procedures.

         7. Facility Support. Facility agrees to provide the support of all professional personnel for the consultant pharmacist in the performance of the assigned duties.


         8. Fees. Facility agrees to pay NeighborCare $7.00 per licensed bed per quarter, payable in advance. All additional services and/or attendance at meetings not stipulated in this Agreement will be charged at the rate of $60.00 per hour.

                                [LOGO OMITTED]

                                   EXHIBIT "D"
                                MEDICAL SUPPLIES

         1. Supplies. NeighborCare will provide certain durable and disposable medical supplies and equipment and related services (the "Supplies") to the Facility pursuant to the order of a resident's attending physician, if required, or for Facility's account. NeighborCare will deliver the Supplies as mutually agreed by NeighborCare and Facility.

         2. Ordering. Facility will comply with NeighborCare's procedures with respect to the ordering of Supplies. If necessary, NeighborCare will provide Facility with medical supply order forms.

         3. Special Orders. NeighborCare will assist Facility with any purchases of special order equipment or supplies (items not included in NeighborCare's price list). Such orders must be specifically authorized by Facility following the guidelines mutually agreed to by NeighborCare and Facility.

         4. Invoices. NeighborCare will provide to Facility itemized invoices for Supplies ordered and delivered.

         5. Returns. Facility acknowledges that only Supplies purchased within the previous 30 days can be returned for credit, and the items must be in their original containers, in saleable condition. NeighborCare reserves the right to charge a restocking fee to Facility for any costs NeighborCare incurs in connection with any such returned item (i.e. if an item is special ordered and the manufacturer refunds less than the price NeighborCare paid for the item).

         6. Back Orders. Facility acknowledges that out-of-stock conditions may occur on specific items. Back orders will be automatically filled as soon as possible. Facility will be notified by NeighborCare about out-of stock conditions within 24 hours of receipt of Facility's order.

         7. Rentals. NeighborCare may, if requested by Facility, rent certain equipment to the Facility, if the Facility is within NeighborCare's service area. Facility agrees to pay NeighborCare's rental charges, for such equipment and to return such equipment to NeighborCare in the same condition as delivered, ordinary wear and tear excepted. In addition to accrued but unpaid rental charges, Facility agrees to pay NeighborCare the full replacement value of such equipment if not promptly returned to NeighborCare, as evidenced by a receipt signed by a representative of NeighborCare, upon termination of this Agreement for any reason whatsoever or, if sooner, upon NeighborCare's request.

         8. Billing and Pricing. NeighborCare will bill Facility for all Supplies provided hereunder. The amounts due (including rental charges) are calculated based on NeighborCare's usual and customary charge. All orders greater than $300.00 are "freight prepaid." A shipping and handling fee of $
50.00 will be added to all other orders.

                            EXHIBIT "B" -- FACILITIES

11/25/03

--------------------------------------------- ---------------------------------------- -------------------------------------------
Fox Hill Center                               Glendale Center                          Groton Regency Center
Health Resources of Rockville, Inc.           Genesis Health Ventures of Naugatuck,    Health Resources of Groton, Inc.
22 South Street                               Inc.                                     1145 Poquonock Road
Rockville, CT  06066                          4 Hazel Avenue                           Groton, CT 06340
150 Skilled                                   Naugatuck, CT 06770-0150                 178 Skilled
                                              120 Skilled                              81 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Harrington Court                              Kimberly Hall North                      Kimberly Hall South
Health Resources of Colchester, Inc.          Genesis Health Ventures of Bloomfield,   Genesis Health Ventures of Bloomfield,
59 Harrington Court                           Inc.                                     Inc.
Colchester, CT 06415                          1 Emerson Drive                          1 Emerson Drive
130 Skilled                                   Windsor, CT 06095                        Windsor, CT 06095
                                              150 Skilled                              180 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Meriden Center                                Salmon Brook Center                      Skyview Center
Mabri Convalescent Center, Inc.               Health Resources of Glastonbury, Inc.    Health Resources of Wallingford, Inc.
845 Paddock Avenue                            72 Salmon Brook Drive                    35 Marc Drive
Meriden, CT 06450                             Glastonbury, CT 06033                    Wallingford, CT 06492
130 Skilled                                   130 Skilled                              97 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Windsor Hall                                  Hillside Center                          Milford Center
Genesis Health Ventures of Windsor, Inc.      Genesis Properties of Delaware Ltd.      Genesis Properties of Delaware Ltd.
519 Palisado Avenue                           Partnership, L.P.                        Partnership, L.P.
Windsor, CT 06095                             810 S. Broom St.                         700 Marvel Road
165 Skilled                                   Wilmington, DE 19805                     Milford, DE 19963
                                              106 Skilled                              136 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Seaford Center                                Silver Lake Center                       Academy Manor
Genesis Properties of Delaware Ltd.           Dover Health Care Associates, Inc.       Academy Nursing Homes, Inc.
Partnership, L.P.                             1080 Silver Lake Boulevard               89 Morton Street
1100 Norman Eskridge Highway                  Dover, DE 19904                          Andover, MA 01810
Seaford, DE 19973                             120 Skilled                              174 Skilled
124 Skilled
16 Independent Living
--------------------------------------------- ---------------------------------------- -------------------------------------------
Coolidge House                                Heritage Hall East                       Heritage Hall North
ADS/Multicare, Inc.                           Genesis Health Ventures of               Genesis Health Ventures of Massachusetts,
30 Webster Street                             Massachusetts, Inc.                      Inc.
Brookline, MA 02146                           464 Main Street, P.O. Box 348            55 Cooper Street, PO. Box 385
210 Skilled                                   Agawam, MA 01001-0348                    Agawam, MA 01001-0385
                                              123 Skilled                              124 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Heritage Hall South                           Heritage Hall West                       Heritage Manor
Genesis Health Ventures of Massachusetts,     Genesis Health Ventures of               ASL, Inc.
Inc.                                          Massachusetts, Inc.                      841 Merrimack Street
65 Cooper Street                              61 Cooper Street, P.O. Box 325           Lowell, MA 01854
Agawam, MA 01001-0347                         Agawam, MA 01001-0325                    142 Skilled
122 Skilled                                   164 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Keystone Center                               Palm Manor                               Prescott House
Keystone Nursing Home, Inc.                   ADS Palm Chelmsford, Inc.                Prescott Nursing Home, Inc.
44 Keystone Drive                             40 Parkhurst Road                        140 Prescott Street
Leominster, MA 01453                          Chelmsford, MA 01824                     North Andover, MA 01845
106 Skilled                                   124 Skilled                              126 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Sutton Hill Center                            Wachusett Manor                          Westford House
Nursing and Retirement Center of the          Health Resources of Gardner, Inc.        Westford Nursing and Retirement Center
Andovers, Inc.                                32 Hospital Hill Road                    Limited Partnership
1801 Turnpike Street                          Gardner, MA 01440                        3 Park Drive
North Andover, MA 01845                       96 Skilled                               Westford, MA 01886
142 Skilled                                                                            123 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Willow Manor                                  Brightwood Center                        Catonsville Commons
Willow Manor Nursing Home, Inc.               Greenspring Meridian Limited             Catonsville Meridian Limited Partnership
30 Princeton Boulevard                        Partnership                              16 Fusting Avenue
Lowell, MA 0185l                              515 Brightwood Road                      Catonsville, MD 21228
90 Skilled                                    Lutherville, MD 21093                    143 Skilled
                                              110 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Chesapeake Woods Center                       Corsica Hills Center                     Cromwell Center
Meridian Healthcare, Inc.                     Meridian Health, Inc.                    Meridian Valley L.P.
525 Glenburn Avenue                           205 Armstrong Ave., P.O. Box 50          8710 Emge Road
Cambridge, MD 21613                           Centreville, MD 21617                    Baltimore, MD 21234
98 Skilled                                    150 Skilled                              135 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Hammonds Lane Center                          Heritage Center                          Homewood Center
Hammonds Lane Meridian Limited Partnership    Meridian Health, Inc.                    Meridian Edgewood L.P.
613 Hammonds Lane                             7232 German Hill Road                    6000 Bellona Avenue
Brooklyn Park, MD 21225                       Dundalk, MD 21222                        Baltimore, MD 21212
129 Skilled                                   181 Skilled                              116 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Knollwood Manor                               LaPlata Center                           Layhill Center
Knollwood Manor, Inc.                         Meridian Healthcare, Inc.                Meridian Healthcare, Inc.
899 Cecil Avenue                              1 Magnolia Drive                         3227 Bel Pre Road
Millersville, MD 21108                        LaPlata, MD 20646                        Silver Spring, MD 20906
75 Skilled                                    149 Skilled                              123 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Loch Raven Center                             Long Green Center                        Multi-Medical Center
Meridian Valley View Limited Ptnrshp.         Meridian Health, Inc.                    Meridian Healthcare, Inc.
8720 Emge Road                                115 East Melrose Avenue                  7700 York Road
Baltimore, MD 21234                           Baltimore, MD 21212                      Towson, MD 21204
120 Skilled                                   135 Skilled                              112 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Perring Parkway Center                        Severna Park Center                      Spa Creek Center
Meridian Perring L.P.                         Meridian Health, Inc.                    Meridian Healthcare, Inc.
1801 Wentworth Road                           24 Truckhouse Road                       35 Milkshake Lane
Baltimore, MD 21234                           Severna Park, MD 21146                   Annapolis, MD 21403
125 Skilled                                   141 Skilled                              134 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
The Pines, Genesis ElderCare Network          Woodside Center                          Country Village Center, Genesis ElderCare
Easton Meridian LP                            Meridian Healthcare, Inc.                Network
610 Dutchman's Lane                           9101 Second Street                       McKerley Health Care Centers, Inc.
Easton, MD 21601                              Silver Spring, MD 20910                  91 Country Village Road
170 Skilled                                   92 Skilled                               Lancaster, NH 03584
                                                                                       86 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Harris Hill Center, Genesis ElderCare         Keene Center, Genesis ElderCare Network  Laconia Center, Genesis ElderCare Network
Network                                       McKerley Health Care Centers, Inc.       McKerley Health Care Centers, Inc.
McKerley Health Care Centers, Inc.            677 Court Street                         175 Blueberry Lane
20 Maitland Street                            Keene, NH 03431                          Laconia, NH 03246
Concord, NH 03301                             106 Skilled                              108 Skilled
74 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Lafayette Center, Genesis ElderCare Network   Laurel Center, Genesis ElderCare         Lebanon Center, Genesis ElderCare Network
McKerley Health Care Centers, Inc.            Network                                  McKerley Health Care Centers, Inc.
93 Main Street                                McKerley Health Care Centers, Inc.       24 Old Etna Road
Franconia, NH 03580                           480 Donald Street                        Lebanon, NH 03766
68 Skilled & 6 Assisted                       Bedford, NH 03110                        110 Skilled
                                              102 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Mountain Ridge Center, Genesis ElderCare      Pleasant View Center, Genesis            Ridgewood Center, Genesis ElderCare
Network                                       ElderCare Network                        Network
McKerley Health Care Centers, Inc.            McKerley Health Care Centers, Inc.       McKerley Health Care Centers, Inc.
7 Baldwin Street                              239 Pleasant Street                      25 Ridgewood Road
Franklin, NH 03235                            Concord, NH 03301                        Bedford, NH 03110
86 Skilled                                    180 Skilled                              150 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Arbor Glen Center                             Brakeley Park Center & Brakeley Park     Burlington Woods
Pompton Care, LLC                             Villas                                   Burlington Woods Convalescent Center, Inc.
Pompton Ave. & E. Lindsley Road               Northwest Total Care Centers             115 Sunset Road
Cedar Grove, NJ 07009                         Associates, L.P.                         Burlington, NJ 08016
122 Skilled                                   290 Red School Lane                      240 Skilled
                                              Phillipsburg, NJ 08865
                                              120 Skilled
                                              30 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Cinnaminson Center                            Cooper River West                        Cranbury Center
Roephel Convalescent Center, LLC              Geriatric and Medical Services, Inc.     Health Resources of Cranbury, LLC
1700 Wynwood Drive                            5101 North Park Drive                    292 Applegarth Road
Cinnaminson, NJ 08077                         Pennsauken, NJ 08109                     Monroe Township, NJ 08831
114 Skilled                                   180 Skilled                              154 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Holly Manor Center                            Inglemoor Center                         Jackson Center
Encare of Mendham, L.L.C.                     Health Resources of Englewood, L.L.C.    Health Resources of Jackson, L.L.C.
84 Cold Hill Road                             333 Grand Avenue                         11 History Lane
Mendham, NJ 07945                             Englewood, NJ 07631                      Jackson, NJ 08527
124 Skilled                                   62 Skilled                               186 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Jersey Shore Center                           Kresson View Center
Health Resources of Eatontown, L.L.C.         Geriatric and Medical Services, Inc.
3 Industrial Way East                         2601 Evesham Road
Eatontown, NJ 07724                           Voorhees, NJ 08043
158 Skilled                                   240 Skilled

--------------------------------------------- ---------------------------------------- -------------------------------------------
Lopatcong Center                              Madison Center                           Maple Glen Center
Geriatric and Medical Services, Inc.          Health Resources of Emery, L.L.C.        Health Resources of Fairlawn, LLC
390 Red School Lane                           4 Highway 34                             12-15 Saddle River Road
Phillipsburg, NJ 08865                        Matawan, NJ 07747                        Fair Lawn, NJ 07410
153 Skilled                                   190 Skilled                              161 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Marcella Center                               Mercerville Center                       Millville Center & Holly Commons
Health Resources of Marcella, Inc.            Breyut Convalescent Center, L.L.C.       Millville Meridian L.P.
2305 Rancocas Road                            2240 White Horse Mercerville Road        54 Sharp Street
Burlington Township, NJ 08016                 Mercerville, NJ 08619                    Millville, NJ 08332
156 Skilled                                   114 Skilled                              147 Skilled & 30 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Morris Hills Center                           North Cape Center                        Park Place Center
Health Resources of Morristown, Inc.          North Cape Convalescent Center           Health Resources of South Brunswick,
77 Madison Avenue                             Associates, L.P.                         L.L.C.
Morristown, NJ 07960                          700 Townbank Road                        2 Deer Park Drive
304 Skilled                                   North Cape May, NJ 08204                 Monmouth Junction, NJ 08852
                                              110 Skilled                              96 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Phillipsburg Center                           Ridgewood Center                         Southern Ocean Center
Geriatric and Medical Services, Inc.          Health Resources of Ridgewood, LLC       Stafford Convalescent Center, Inc.
843 Wilbur Avenue                             330 Franklin Turnpike                    1361 Route 72 West
Phillipsburg, NJ 08865                        Ridgewood, NJ 07450                      Manahawkin, NJ 08050
60 Skilled                                    90 Skilled                               136 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Summit Ridge Center                           Troy Hills Center                        Voorhees Center
Health Resources of West Orange, LLC          S.T.B. Investors, Ltd.                   Meridian Healthcare, Inc.
20 Summit Street                              200 Reynolds Avenue                      3001 Evesham Road
West Orange, NJ 07052                         Parsippany, NJ 07054                     Voorhees, NJ 08043
152 Skilled                                   130 Skilled                              190 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Waterview Center                              Westfield Center                         Abington Manor
Health Resources of Cedar Grove, Inc.         Meridian Healthcare, Inc.                Edella Street Associates
536 Ridge Road                                1515 Lamberts Mill Road                  100 Edella Road
Cedar Grove, NJ 07009                         Westfield, NJ 07090                      Clarks Summit, PA 18411
190 Skilled                                   233 Skilled                              120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Berkshire Center                              Brandywine Hall & Brandywine Villas      Brinton Manor
Berks Nursing Homes, Inc.                     Geriatric and Medical Services, Inc.     Brinton Manor, Inc.
5501 Perkiomen Avenue                         800 West Miner Street                    549 Baltimore Pike
Reading, PA 19606                             West Chester, PA 19382                   Glen Mills, PA 19342
130 Skilled                                   180 Skilled                              92 Skilled

--------------------------------------------- ---------------------------------------- -------------------------------------------
Chapel Manor                                  Crestview Center                         Fairview Care Center of Bethlehem Pike
Genesis ElderCare Centers-Chapel Manor, Inc.  Crestview North, Inc.                    Geriatric and Medical Services, Inc.
1104 Welsh Road                               262 Toll Gate Road                       184 Bethlehem Pike
Philadelphia, PA 19115                        Langhorne, PA 19047                      Philadelphia, PA 19118
240 Skilled                                   180 Skilled                              180 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Fairview Care Center of Paper Mill Road       Hamilton Arms Center
Geriatric and Medical Services, Inc.          Geriatric and Medical Services, Inc.
850 Paper Mill Road                           336 South West End Avenue
Glenside, PA 19038                            Lancaster, PA 17603
129 Skilled                                   120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Hillcrest Center                              Garden Springs Center                    Harston Hall
Crestview Convalescent Home, Inc.             Healthcare Resources Corp.               Genesis ElderCare Centers-Harston, Inc.
1201 Church Road                              1113 North Easton Road                   350 Haws Lane
Wyncote, PA 19095                             Willow Grove, PA 19090                   Flourtown, PA 19031
180 Skilled                                   200 Skilled                              120 Skilled
                                                                                       76 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Hopkins Center                                Laurel Center                            Laurel Ridge Center
The Straus Group Hopkins House, L.P.          Laurel Health Resources, Inc.            GMA-Uniontown, Inc.
8100 Washington Lane                          125 Holly Road                           75 Hickle Street
Wyncote, PA 19095                             Hamburg, PA 19526                        Uniontown, PA 15401
107 Skilled                                   130 Skilled                              61 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Lehigh Center                                 Liberty Court/Heritage at Liberty Court  Mayo Center t/b/n Somerton Center
Lehigh Nursing Homes, Inc.                    Geriatric and Medical Services, Inc.     Geriatric and Medical Services, Inc.
1718 Spring Creek Road                        1526 Lombard Street                      650 Edison Avenue
Macungie, PA 18062                            Philadelphia, PA 19146                   Philadelphia, PA 19116
128 Skilled                                   150 Skilled                              241 Skilled
                                              45 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Mifflin Center                                Orwigsburg Center                        Pennypack Center
Philadelphia Avenue Associates                Senior Living Ventures, Inc.             Encare of Pennypack, Inc.
500 East Philadelphia Avenue                  1000 Orwigsburg Manor Drive              8015 Lawndale Avenue
Shillington, PA 19607                         Orwigsburg, PA 17961                     Philadelphia, PA 19111
136 Skilled                                   130 Skilled                              54 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Pennsburg Manor                               Quakertown Center                        Rittenhouse Pine Center
Genesis ElderCare Centers-Pennsburg, Inc.     The Straus Group Quakertown Manor LP     Norristown Nursing and Rehabilitation
530 Macoby Street                             1020 South Main Street                   Center Associates L.P.
Pennsburg, PA 18073                           Quakertown, PA 18951                     1700 Pine Street
120 Skilled                                   138 Skilled                              Norristown, PA 19401
                                                                                       120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Riverstreet Manor                             Rose View Center                         Sanatoga Center
Riverstreet Associates                        Rose View Manor, Inc.                    Delm Nursing, Inc.
440 North River Street                        1201 Rural Avenue                        225 Evergreen Road
Wilkes-Barre, PA 18702                        Williamsport, PA 17701                   Pottstown, PA 19464
122 Skilled                                   123 Skilled                              130 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Schuylkill Center                             Silver Stream Center                     The Belvedere
Schuylkill Nursing Homes, Inc.                Geriatric and Medical Services, Inc.     Genesis ElderCare Centers
1000 Schuylkill Manor Road                    905 Penlyn Pike, P.O. Box 397            Belvedere, Inc.
Pottsville, PA 17901                          Spring House, PA 19477                   2507 Chestnut Street
190 Skilled                                   120 Skilled                              Chester, PA 19013
                                                                                       120 Skilled & 49 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Willow Ridge Center                           Grand Islander Center                    Grandview Center
Montgomery Nursing Homes, Inc.                Health Resources of Middletown (RI),     Health Resources of Cumberland, Inc.
3485 Davisville Road                          Inc.                                     Chambers & John Street
Hatboro, PA 19040                             333 Green End Avenue                     Cumberland, RI 02864
120 Skilled                                   Middletown, RI 02842                     72 Skilled
                                              148 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Kent Regency Center                           Potomac Center, Genesis ElderCare        Westwood Center
Health Resources of Warwick, Inc.             Network                                  Providence Heath Care, Inc.
660 Commonwealth Avenue                       Crystal City Nursing Center, Inc.        Westwood Medical Park
Warwick, RI 02886                             1785 South Hayes Street                  Bluefield, VA 24605
153 Skilled                                   Arlington, VA  22202                     65 Skilled
                                              240 Skilled                              25 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Williamsburg Center                           Woodmont Center                          Bel-Aire Center
Genesis Eldercare National Centers, Inc.      Genesis Eldercare National Centers,      Providence Health Care, Inc.
1235 Mount Vernon Avenue                      Inc.                                     Bel-Aire Drive
Williamsburg, VA  23185                       11 Dairy Lane, P.O. Box 419              Newport, VT 05855
157 Skilled                                   Fredericksburg, VA 22404                 58 Skilled
                                              120 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Morrisville Center, Genesis ElderCare         Mountain View Center, Genesis
Network                                       ElderCare Network
McKerley Health Care Centers, Inc.            McKerley Health Care Centers, Inc.
72 Harrell Street                             9 Haywood Avenue, P.O. Box 6623
Morrisville, VT 05661                         Rutland, VT 05702
90 Skilled                                    166 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
                                              Ansted Center                            Brightwood Center
                                              Genesis Health Ventures of West          Brightwood Property, Inc.
                                              Virginia, Limited Partnership            840 Lee Road
                                              Old Route 60, P.O. Drawer 400            Follansbee, WV 26037
                                              Ansted, WV 25812                         128 Skilled
                                              60 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
                                              Cedar Ridge Center                       Dawnview Center
                                              Glenmark Associates, Inc.                Dawn View Manor, Inc.
                                              302 Cedar Ridge Road                     Diane Drive, Box 686
                                              Sissonville, WV 25320                    Fort Ashby, WV 26719
                                              120 Skilled                              66 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Heritage Center                               Hilltop Center                           Logan Center
HRWV of Huntington, Inc.                      Hilltop Health Care Center, Inc.         Glenmark Limited Liability Company I
101 13th Street                               Saddle Shop Road, P.O. Box 125           Three Mile Curve, P.O. Box 540
Huntington, WV 25708                          Hilltop, WV 25855                        Logan, WV 25601
189 Skilled                                   120 Skilled                              66 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Madison Center                                Miletree Center                          Oak Ridge Center, Genesis ElderCare
GMA-Madison, Inc.                             Glenmark Associates, Inc.                Network
161 Bakers Ridge Road                         825 Summit Street                        HR of Charleston, Inc.
Morgantown, WV 26505                          Spencer, WV 25276                        1000 Association Dr, N. Gate Bus. Park
62 Skilled                                    62 Skilled                               Charleston, WV 25311
                                                                                       73 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Pocahontas Center                             Raleigh Center                           Ravenswood Center, Genesis ElderCare
Pocahontas Continuous Care Center, Inc.       Raleigh Manor, L.P.                      Network, LLC
Route 1, Box 500                              1631 Ritter Drive, P.O. Box 741          Glenmark Limited Liability Company I
Marlinton, WV 24954                           Daniels, WV 25832                        200 South Ritchie Avenue
68 Skilled                                    68 Skilled                               Ravenswood, WV 26164
                                                                                       62 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Rosewood Center                               Sistersville Center                      Teays Valley Center
Rest Haven Nursing Home, Inc.                 Sisterville Haven Limited Partnership    Teays Valley Haven Limited Partnership
8 Rose Street                                 201 Wood Street                          590 North Poplar Fork Road
Grafton, WV 26354                             Sisterville, WV 26175                    Hurricane, WV 25526
69 Skilled                                    68 Skilled                               124 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Valley Center, Genesis ElderCare Network      White Sulphur Springs Center             Willows Center
Glenmark Limited Liability Company I          Glenmark Limited Liability Company I     The House of Campbell, Inc.
1000 Lincoln Drive                            P.O. Box 249, Route 92                   723 Summers Street
South Charleston, WV 25309                    White Sulphur Springs, WV 24986          Parkersburg, WV 26101
130 Skilled                                   68 Skilled                               97 Skilled
--------------------------------------------- ---------------------------------------- -------------------------------------------
Heritage Woods (ALF)                          Holton Point (ALF)                       Berkshire Commons, Genesis ElderCare
Genesis Health Ventures of Massachusetts,     McKerley Health Care Centers, Inc.       Network (ALF)
Inc.                                          63 Country Village Road                  Assisted Living Assoc. of Berkshire, Inc.
462 Main Street                               Lancaster, NH 03584                      5485 Perkiomen Avenue
Agawam, MA 01001                              32 Assisted                              Reading, PA 19606
126 Assisted                                                                           75 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Highgate at Paoli Pointe (ALF)                Lehigh Commons (ALF)                     Mifflin Court (ALF)
Geriatric and Medical Services, Inc.          Assisted Living Assoc. of Lehigh, Inc.   Philadelphia Avenue Associates
600 Paoli Pointe Drive                        1680 Spring Creek Road                   450 East Philadelphia Avenue
Paoli, PA 19301                               Macungie, PA 18062                       Shillington, PA 19607
124 Assisted                                  80 Assisted                              67 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
Riverview Ridge (ALF)                         Rose View Court (ALF)                    Sanatoga Court (ALF)
Genesis Health Ventures of Wilkes-Barre,      Rose View Manor, Inc.                    Assisted Living Assoc. of Sanatoga, Inc.
Inc.                                          1251 Rural Avenue                        227 Evergreen Road
300 Courtright Street                         Williamsport, PA 17701                   Pottstown, PA 19464
Wilkes-Barre, PA 18702                        60 Assisted                              85 Assisted
114 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------
The Oaks (ALF)                                The Willowbrook Assisted Living          Heritage at Milford (ALF)
Wyncote Healthcare Corporation                Community (ALF)                          Milford ALF LLC
240 Barker Road                               Edella Street Associates                 500 S. DuPont Boulevard
Wyncote, PA 19095                             150 Edella Road                          Milford, DE 19963
52 Assisted                                   Clarks Summit, PA 18411                  80 Assisted
                                              80 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------

--------------------------------------------- ---------------------------------------- -------------------------------------------
Pleasant View Retirement (ALF)
McKerley Health Care Centers, Inc.
227 Pleasant Street
Concord, NH 03301
72 Assisted

--------------------------------------------- ---------------------------------------- -------------------------------------------

   Skilled Beds by State       Assisted Beds by State             Totals
  CT            1,430          CT               81                 1,511
  DE            486            DE               96                 582
  MA            1,866          MA               126                1,992
  MD            2,438          MD               -                  2,438
  NH            1,070          NH               110                1,180
  NJ            4,312          NJ               60                 4,372
  PA            4,311          PA               907                5,218
  RI            373            RI               -                  373
  VA            582            VA               25                 607
  VT            314            VT               -                  314
  WV            1,700          WV               -                  1,768
                ------                          -----              ------
  TOTAL         18,882                          1,405              20,287

DE has 16 Independent Living (Seaford) (included in ALF count)

                              Wisconsin Facilities

--------------------------------------------- ---------------------------------------- -------------------------------------------
Marshfield Center                             River Pines Center & River Side Suites
Marshfield Health Resources, Inc.             River Pines Health Resources, Inc.
814 West 14th Street                          1800 Sherman Avenue
Marshfield, WI 54449                          Stevens Point, WI 54481
201 Skilled                                   174 Skilled
                                              29 Assisted
--------------------------------------------- ---------------------------------------- -------------------------------------------

                          Total WI beds -      375  Skilled
                                                29  Assisted
                                               404  Total